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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2016

Dear Stockholder:

        You are cordially invited to attend the 2016 Annual Meeting of Kratos Defense & Security Solutions, Inc. ("Kratos"), which will be held at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121, on Thursday, May 19, 2016, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

        At our annual meeting, our stockholders will be asked to elect the eight directors named herein to our Board of Directors; to ratify the Board's selection of Deloitte & Touche LLP as our independent registered public accounting firm; to cast an advisory vote to approve the compensation of our named executive officers; and to transact such other business as may properly come before the meeting or any adjournment thereof. Following the formal annual meeting, we will also present a report on our operations and activities, and management will be pleased to answer your questions about us and our business.

        Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Kratos common stock you own, it is important that your shares be represented at the annual meeting. This year, we are pleased to take advantage of rules enacted by the Securities and Exchange Commission ("SEC") that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our proxy statement, our 2015 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you have received a paper copy of our proxy materials you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided or by utilizing the telephone or Internet voting systems.

Sincerely,

Eric DeMarco President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4820 EASTGATE MALL, SUITE 200
SAN DIEGO, CA 92121
(858) 812-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2016

To the Stockholders of Kratos Defense & Security Solutions, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. (the "Company") will be held on Thursday, May 19, 2016, at 9:00 a.m. local time at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121 for the following purposes:

  1.
  To elect the following eight nominees as directors to serve until the next annual meeting, or until their successors are duly elected and qualified: Scott Anderson, Bandel Carano, Eric DeMarco, William Hoglund, Scot Jarvis, Jane Judd, Samuel Liberatore, and Amy Zegart.

  2.
  To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2016.

  3.
  An advisory (non-binding) vote to approve the compensation of our named executive officers as presented in the proxy statement accompanying this Notice.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors unanimously recommends a vote "FOR" each of the director nominees and "FOR" each of the other proposals listed above. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        Our Board of Directors has fixed the close of business on March 24, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy, voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Eric DeMarco
April 7, 2016	President and Chief Executive Officer

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2016: Our proxy statement and our 2015 Annual Report to Stockholders are available at www.proxyvote.com.

 2016 PROXY SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time & Date:	9:00 a.m., May 19, 2016
Place:	Irvine Amenities Center 9540 Towne Centre Drive, Suite 175 San Diego, CA 92121
Record Date:	March 24, 2016
Voting:
You may vote either in person at the Annual Meeting or by telephone, the Internet or mail. See the section entitled "How to Vote" below for more detailed information regarding how you may vote your shares.
Admission:
Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH DIRECTOR NOMINEE	16
2.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2016	FOR	20
3.	Advisory (non-binding) vote to approve the compensation of our named executive officers	FOR	22

Proposal 1: Director Nominees

        The following table provides summary information about each director nominee. Each director nominee will be elected to serve until the next annual meeting of stockholders.

Name	Age	Director Since	Occupation	Independent	Committees
Scott Anderson	57	1997	President, NE Wireless Networks, LLC	x	Audit (Chair); Nominating & Corporate Governance
Bandel Carano	54	1998	Managing Partner, Oak Investment Partners LLC	x	Compensation
Eric DeMarco	52	2003	President and Chief Executive Officer, Kratos
William Hoglund (Chairman)	62	2001	Member, Safeboats International, LLP	x	Audit; Compensation; Nominating & Corporate Governance
Scot Jarvis	55	1997	Principal, Cedar Grove Partners, LLC	x	Audit; Compensation (Chair); Nominating & Corporate Governance
Jane Judd	69	2011	Senior Financial Executive (Ret.), Titan Corporation	x	Audit
Samuel Liberatore	78	2009	President (Ret.), Madison Research Division of Kratos	x	Nominating & Corporate Governance
Amy Zegart	48	2014	Senior Fellow, The Hoover Institution, Stanford University and Co-Director, Stanford Center for International Security and Cooperation	x	Nominating & Corporate Governance (Chair)

Proposal 2: Ratification of Auditors

        As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2016 (please review the complete Proposal No. 2 beginning on page 20 of this proxy statement).

Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers

        We are asking our stockholders to provide an advisory vote relating to the compensation of our named executive officers. The Compensation Committee has developed our executive compensation strategy to achieve the following principal compensation objectives:

  •
  align executive compensation with our stockholders' interests, including placing a majority of compensation "at risk" and requiring that a significant portion of the Chief Executive Officer's and other executive management's equity awards vest in a manner that is directly tied to the Company's stock performance;

  •
  recognize individual initiative and achievements and successful execution of the Company's strategic plan, as approved by the Company's Board;

  •
  attract, motivate and retain highly qualified executives; and

  •
  create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

        At the 2015 Annual Meeting, our stockholders indicated approval of the compensation of our named executive officers, with 75.72% of the votes cast in favor of the advisory vote. We were very pleased with the voting results in light of the Compensation Committee and the management's continuing efforts in gathering feedback from key stockholders regarding our executive compensation and developing a compensation structure that more closely aligns pay with performance and aligns the interests of our executives with our stockholders. We continue to regularly solicit feedback from the Company's stockholders regarding our performance, progress on executing the Company's strategic plan and our executive compensation philosophy and programs. As a result, our Compensation Committee took the following actions for 2015 executive compensation:

        2015 Executive Pay Highlights:    For 2015, the Compensation Committee implemented a number of practices that provided more clear alignment between pay and performance, including:

  •
  Base Salary:  In light of the current defense industry contraction and the challenging Department of Defense ("DoD") budgetary environment, the base salaries of all of our corporate named executive officers and certain of our business unit executive officers were frozen at 2014 compensation levels. This is the second base salary freeze since 2013, which reflects the Compensation Committee's emphasis on aligning pay and performance. The intent of the Compensation Committee was to construct a compensation program that continues to place significant emphasis on performance-based and long-term incentives, while being mindful of the DoD's current significant budgetary constraints and providing salaries that align with peer compensation data. The Compensation Committee strives for executive compensation to be at or near the median average of peer companies' executive compensation. As a result, the Company's 2015 compensation was set at or near the median of its peer group compensation.

  •
  Long-term Equity Incentives:  Similar to the past two years, the Company issued an approximately 50%/50% mix of performance-based and time-based equity incentives in 2015 to incentivize the Company's executive officers to build long-term equity value and closely align the interests of our executive officers with our stockholders' interests. For long-term equity incentives granted in 2015, the performance-based restricted stock units ("RSUs") vest 20% for every 10% increase in the Company's common stock (above the grant date price of $5.02) that occurs within ten years from the grant date, provided that certain other conditions are met. The time-vesting RSU awards cliff vest 100% at the end of five years (and at the end of ten years for the Chief Executive Officer), which the Compensation Committee believes provides a strong long-term retention tool.

  •
  Change in Control Agreements:  Continuing its practice from 2013, the Compensation Committee eliminated excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.

  •
  Anti-Hedging and Anti-Pledging Policy:  The Company continued its policy that prohibits any hedging and pledging transactions by directors and executive officers.

  •
  Stock Ownership Target Guideline:  The Compensation Committee continued to implement a stock ownership target guideline for our Chief Executive Officer of 1% of our outstanding shares of common stock, including all shares held through options, RSUs, Employee Stock Purchase Plan ("ESPP") purchases, open market purchases and 401(k) holdings.

  •
  Extension of Vesting Term for Chief Executive Officer:  In January 2015, the Compensation Committee amended the Chief Executive Officer's 2007, 2008, and 2009 RSU grants by extending the vesting term from ten-year cliff vesting to fifteen-year cliff vesting. The vesting of the RSUs was extended to reflect the prolonged Company business strategy as a result of various industry and government budgetary trends over the past few years, and to further align the Chief Executive Officer's vesting to the Company's stated long term strategic initiatives for unmanned systems, satellite communications, and microwave electronics.

  •
  Clawback Policy:  In November 2015, the Compensation Committee adopted an Incentive Compensation Recoupment Policy. Under this policy the Company will seek to recover full or partial portions of cash and equity-based incentive compensation received by executive officers when such incentive compensation either (i) was tied to the achievement of financial results that are subsequently restated to correct an accounting error due to material noncompliance with financial reporting requirements or (ii) would have been lower based upon the subsequently restated financial results.

        2016 Executive Pay Highlights:    For 2016, the Compensation Committee continued to focus on clear alignment between pay and performance:

  •
  Base Salary:  In light of the continued defense industry contraction and the very challenging DoD budgetary environment, the base salaries of all of our named executive officers were frozen at 2015 compensation levels. This is the third base salary freeze since 2013, which reflects the Compensation Committee's emphasis on aligning pay and performance.

  •
  Long-term Equity Incentives:  Since 2013, the Company has issued an approximately 50%/50% mix of performance-based and time-based equity incentives, and the Company followed the same practice in 2016. Similar to 2015, long-term equity incentives granted in 2016 consisted of performance-based RSU awards that vest 20% for every 10% increase in the Company's common stock (above the grant date price of $4.07) that occurs within ten years of the grant date, provided that certain other conditions are met. The time-vesting RSU awards cliff vest 100% at the end of five years, which the Compensation Committee believes provides a strong long-term retention tool and long-term alignment with stockholder interests. Additionally, the Chief Executive Officer's RSU award in 2016 is subject to a five-year holding period under which the common stock underlying the RSUs will not be issued and released until after five years from the vesting date.

        Additional information about our compensation philosophy and program, including the compensation actions summarized above, can be found in the "Compensation Discussion and Analysis" section beginning on page 31 of this proxy statement. Our Board of Directors and Compensation Committee believe that the compensation of our named executive officers for fiscal year 2015 was appropriate and reasonable and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee believes that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executive officers to remain with the Company for long and productive careers.

        Cautionary Statement.    Any statements in this proxy statement that do not describe historical facts may constitute forward-looking statements. These forward-looking statements are based on current expectations but are subject to a number of risks and uncertainties. The factors that could cause our actual future results to differ materially from current expectations are identified and described in more detail in our filings with the Securities and Exchange Commission (the "SEC"), including our annual report on Form 10-K for the fiscal year ended December 27, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4820 EASTGATE MALL, SUITE 200
SAN DIEGO, CA 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016

General

        The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Kratos Defense & Security Solutions, Inc., to be held on May 19, 2016 at 9:00 a.m. local time and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (the "Notice") or our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about April 7, 2016. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials.

        All references to us, we, our, the Company and Kratos refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2016:

        Our proxy statement and our 2015 Annual Report to Stockholders are available at www.proxyvote.com. This website address contains the following documents: the Notice of Annual Meeting, our proxy statement and our 2015 Annual Report on Form 10-K. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Solicitation and Revocation of Proxy

        Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or, if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR each of the other proposals. In their discretion, the proxy holders named in the proxy are authorized to vote on any matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this proxy statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

        If you give a proxy, you may revoke it at any time before the final vote at the Annual Meeting, either:

          (1)   by revoking it in person at the Annual Meeting;

          (2)   by sending a written notice that you are revoking your proxy to our Corporate Secretary at 4820 Eastgate Mall, Suite 200, San Diego, California, 92121; or

          (3)   by submitting another properly completed and executed proxy card with a later date to us at the above noted address.

        Your presence at the meeting will not automatically revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

Shares Outstanding and Voting Rights

        Only stockholders of record as of the record date, March 24, 2016, will be entitled to notice of and to vote at the Annual Meeting or at any continuation, postponement or adjournment of the original meeting. On the record date, our only class of voting stock outstanding was common stock. On March 24, 2016, 59,583,569 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters to be voted upon at the Annual Meeting.

How to Vote

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote by attending the Annual Meeting and voting in person. You will be given a ballot at the Annual Meeting.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

  •
  To vote via the Internet, go to the Internet address stated on your proxy card.

  •
  To vote by telephone, call the number stated on your proxy card.

  •
  To vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope.

        Votes submitted via the Internet or by telephone must be received by 11:59 P.M. Eastern Time on May 18, 2016. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

        We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

        If at the close of business on March 24, 2016 your shares of common stock were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and you will receive a proxy card and voting instructions from that organization. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

        Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee.

Voting Kratos Shares Held Through the Kratos 401(k) Plan

        The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of our common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of our common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our common stock according to the Board's recommendations.

Counting of Votes; Quorum

        The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or in person at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. At the close of business on March 24, 2016, the record date for the Annual Meeting, there were 59,583,569 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted toward the quorum requirement. Broker non-votes will also be counted toward the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date to provide the Company with the opportunity to establish a quorum.

Required Vote

        The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal		Vote Required	Discretionary Voting Allowed?
1.	Election of Directors	Plurality	No
2.	Ratification of Auditor	Majority	Yes
3.	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Majority	No

        Our Board unanimously recommends a vote "FOR" each of the proposals listed above.

        A "plurality" means, with regard to the election of directors, that the eight nominees for director receiving the greatest number of "for" votes from our shares entitled to vote will be elected.

        A "majority" means that a proposal receives a number of "for" votes that is a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

        "Discretionary voting" occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which rules permit such bank, broker, or other holder of record to vote. As noted below, when banks, brokers, and other holders of record are not permitted under the rules to vote the beneficial owner's shares, the affected shares are referred to as "broker non-votes."

        Although the advisory vote on Proposal No. 4 is non-binding, as provided by law, our Board and Compensation Committee will review the results of the votes and, consistent with our record of stockholder engagement, will take the results into account in making a determination concerning executive compensation.

Effect of Abstentions and Broker Non-Votes

        Abstentions:    Under Delaware law (under which Kratos is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote "against": Proposal No. 2—Ratification of Auditor; and Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers. With respect to Proposal No. 1—Election of Directors, abstentions will have no effect on the election of directors because, under plurality voting rules, the eight director nominees receiving the highest number of "for" votes will be elected.

        Broker Non-Votes:    Under rules that govern banks, brokers and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("discretionary matters") but do not have discretion to vote uninstructed shares as to certain other matters ("non-discretionary matters"). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a "broker non-vote."

        As a result of a change in rules related to discretionary voting and broker non-votes, banks, brokers, and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors, amendments to equity plans or on executive compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposa1 No. 1—Election of Directors; and Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your bank, broker, or other such holder how to vote your shares in the election of directors and on the advisory vote to approve the compensation of our named executive officers, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2016 should be considered a routine matter. Therefore, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Delivery of Notice of Internet Availability of Proxy Materials; Delivery of Multiple Proxy Materials

        Under rules adopted by the SEC, we may provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to some of our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

        If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of Kratos common stock. These may include: accounts with our transfer agent, Wells Fargo Shareowner Services; shares held in Kratos' 401(k) Plan or Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

Cost and Method of Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, other employees, or consultants. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

        A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the annual meeting during ordinary business hours at our principal offices located at 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

Admission to the Annual Meeting

        Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Voting Results

        Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the "Form 8-K") that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

 CORPORATE GOVERNANCE

Overview

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Ethics, together with our certificate of incorporation, bylaws and the charters of the committees of our Board (the "Committees"), form the basis for our corporate governance framework. As discussed below, our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at www.kratosdefense.com/about-kratos/governance.

Director Independence

        Our Board has unanimously determined that seven of our directors standing for re-election, Messrs. Anderson, Carano, Hoglund, Jarvis, and Liberatore and Mses. Judd and Zegart, who constitute a majority of the Board, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors have a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us) that could compromise the director's ability to act independently and in the best interests of the Company and its stockholders. In addition, based upon NASDAQ Marketplace Rule 5605(a)(2), the Board determined that Mr. DeMarco is not "independent" because he is the Company's President and Chief Executive Officer.

Nominations for Directors

        The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee will consider and evaluate any recommendation for director nominees proposed by a stockholder who has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and who satisfies the notice, information and consent provisions set forth in our Second Amended and Restated Bylaws, as amended (the "Bylaws"). The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

        In addition, our Bylaws set forth a process for stockholders to nominate individuals for election to the Board. See "Stockholder Proposals" below for additional information regarding the content and timing of the information that must be received by our Corporate Secretary for a director nominee to be considered for election at our 2017 Annual Meeting. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary at Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

        The goal of the Nominating and Corporate Governance Committee is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. As stated in our Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, absence of conflicts of interests with the Company, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar businesses, products or markets, and willingness to devote adequate time and effort to Board responsibilities. Although we do not have a written policy with respect to Board diversity, the Nominating and Corporate Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.

        Additionally, our Bylaws provide that in order to be eligible for election or appointment to the Board, an individual must (i) be at least 21 years of age, (ii) have the ability to be present, in person, at all regular and special meetings of the Board, and (iii) either (a) have substantial relevant experience in the national defense and security industry or (b) have, or be able to obtain, a U.S. government issued security clearance relevant to the business of the corporation. In addition to the foregoing, no person shall be eligible for election or appointment to the Board if such person has been convicted of a crime involving dishonesty or breach of trust or if such person is currently charged with the commission of or participation in such a crime. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos' best interests and that of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self- regulatory organization. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our Board.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re- nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        All directors and director nominees are required to submit a completed directors' and officers' questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the nominating process may also include interviews and additional background and reference checks for non-incumbent nominees.

Stockholder Communications with Directors

        The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at www.kratosdefense.com/about-kratos/governance. Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate Secretary, Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

        The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Ethics

        Our Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available for review on our website at www.kratosdefense.com/about-kratos/governance and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California, 92121, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and all of our other Principal Executive Officers, are required to comply with the Code of Ethics. The Audit Committee is responsible for reviewing and approving all amendments to the Code of Ethics and all waivers of the Code of Ethics for executive officers or directors and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law. We will disclose future amendments to our Code of Ethics or waivers required to be disclosed under applicable law from our Code of Ethics for our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and our other executive officers and our directors on our website, www.kratosdefense.com, within four business days following the date of the amendment or waiver. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

        Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the Committees. Regular communications between our directors and management also occur apart from meetings of the Board and the Committees.

Meeting Attendance

        Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2015, the Board held four regularly scheduled meetings, four special meetings and acted by unanimous written consent two times. Each of our directors attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of each Committee on which he or she was serving. All eight of our directors attended last year's annual meeting of stockholders.

        Our Board has adopted a "Board Member Attendance at Annual Meetings Policy," which is available for review on our website at www.kratosdefense.com/about-kratos/governance.

Executive Sessions

        Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by our Chairman of the Board. The Board's policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of our Board may also meet in executive session at the end of each Committee meeting.

Committees of the Board

        Our Board currently has three standing Committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund and Jarvis and Ms. Judd. Our Board has affirmatively determined that each member of the Audit Committee is independent under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Marketplace Rule 5605(c), the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and applicable rules of the SEC. Our Board has also affirmatively determined that Ms. Judd qualifies as an "audit committee financial expert" as such term is defined in Regulation S-K under the Securities Act of 1933, as amended. During 2015, the Audit Committee met eight times.

        The Audit Committee acts pursuant to a written charter, which is available for review on our website at www.kratosdefense.com/about-kratos/governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors. Additional information regarding the Audit Committee is set forth below in the Report of the Audit Committee.

Compensation Committee

        Our Compensation Committee consists of Messrs. Carano, Hoglund and Jarvis (Chairperson). Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Marketplace Rule 5605(d). During 2015, the Compensation Committee met three times and acted by unanimous written consent twice. Our Board has adopted a charter for the Compensation Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/governance. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policies relating to compensation and benefits. In accordance with NASDAQ Marketplace Rule 5605(d), the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. The Compensation Discussion and Analysis section below provides additional information regarding the Compensation Committee's processes and procedures for considering and determining executive compensation.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Ms. Zegart (Chairperson) and Messrs. Anderson, Hoglund, Jarvis and Liberatore. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Nominating and Corporate Governance Committee met four times in 2015. Our Board has adopted a charter for the Nominating and Corporate Governance Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/governance. The responsibilities of the Nominating and

Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board and Committee Effectiveness

        The Board and each of its Committees perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

        The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

        The Board believes that the current structure of a separate Chairman of the Board and Chief Executive Officer is the optimum structure for the Company at this time, taking into consideration Mr. DeMarco's active role in pursuing the Company's business and strategic plans.

Board Role in Risk Management

        The risk oversight function of the Board is carried out by both the Board and each of its Committees, with the primary responsibility for identifying and managing risk at the Company resting with senior management. While the risk oversight function and matters of strategic risk are considered by the Board as a whole, each of the Committees has the following risk oversight responsibilities:

  •
  As provided in its charter, the Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Each quarter, our Director of Internal Audit has reported directly to the Audit Committee on the activities of our internal audit function and at least annually our General Counsel reports directly to the Audit Committee on our ethics and compliance program. Management also reports to the Audit Committee on legal, finance, accounting and tax matters at least quarterly. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as-needed basis.

  •
  As provided in its charter, the Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

  •
  As provided in its charter, the Compensation Committee considers risks related to the design of the Company's compensation programs for our executives.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2015, no members of our Compensation Committee were officers or employees of Kratos or any of our subsidiaries or had any relationship otherwise requiring disclosure hereunder. In addition, none of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

Certain Relationships and Related Party Transactions

        During fiscal year 2015, there were no transactions to which the Company was or is a party in which the amount involved exceeded $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person's immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

        Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board currently consists of eight directors, seven of whom are independent directors within the meaning of the listing standards of The NASDAQ Stock Market ("NASDAQ"), and all of whom are standing for re-election to the Board at the Annual Meeting. All directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

        Our Board has designated the persons named below as nominees for election of directors. All nominees are currently serving as directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

Information Regarding Directors

Nominees for Election to the Board:

Name	Age	Committees
Scott Anderson	57	Audit Committee (Chair) Nominating and Corporate Governance Committee
Bandel Carano	54	Compensation Committee
Eric DeMarco	52
William Hoglund, Chairman	62	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Scot Jarvis	55	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Jane Judd	69	Audit Committee & Designated Financial Expert
Samuel Liberatore	78	Nominating and Corporate Governance Committee
Amy Zegart	48	Nominating and Corporate Governance Committee (Chair)

Scott Anderson

        Scott Anderson has served as a director since March 1997. Mr. Anderson has been President and Chief Executive Officer of NE Wireless Networks, LLC, a wireless telecommunications provider in Maine, since September 2013. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and consulting/advisory partnership, since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm, since 1998. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group, from 1986 until 1997. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. More recently, Mr. Anderson served on the board of directors and was Audit Committee Chairman of SunCom Wireless Holdings, Inc. until its acquisition by T-Mobile USA, Inc. in February 2008. In addition, Mr. Anderson served on other public company boards prior to 2002. Mr. Anderson was also a director of TC Global, Inc., a public company registrant, from July 2010 to November 2013. He currently serves on the board of directors of several private companies, including NE Wireless Networks, LLC, Globys, Inc., and Anvil Corp., and serves as an advisor to the boards of Opanga, Inc. and Tupl, Inc. Mr. Anderson received a bachelor's degree in History from the University of

Washington, magna cum laude, and a law degree from the University of Washington Law School, with highest honors. Mr. Anderson's formal legal training, extensive experience in mergers and acquisitions, experience with litigation matters, and experience on public company boards and audit committees provide important resources in his service on our Board and in his capacity as the chairman of our Audit Committee. Mr. Anderson holds a Top Secret National Security Clearance.

Bandel Carano

        Bandel Carano originally served as a director from August 1998 to June 2001 and re-joined our Board in October 2001. Mr. Carano joined Oak Investment Partners, a multi-stage venture capital firm, in 1985 and became a General Partner in 1987. Mr. Carano's investment focus is on disruptive technologies. In addition to Kratos, Mr. Carano is currently on the boards of directors of NeoPhotonics and numerous private companies. He also currently serves on the Investment Advisory Board of the Stanford Engineering Venture Fund. Prior to Oak Investment Partners, Mr. Carano joined Morgan Stanley's Venture Capital Group in 1983. He was responsible for advising Morgan Stanley on high-tech new business development, as well as sponsoring venture investments. Mr. Carano received bachelor's and master's degrees in Electrical Engineering from Stanford University. Mr. Carano's technical engineering background and experience with several companies in the defense technology industry is particularly relevant to his understanding of our current service and product offerings and overall long-term strategy of future offerings. He also has significant expertise in evaluating various merger and acquisition targets for synergistic technical platforms. Mr. Carano holds an interim Top Secret National Security Clearance.

Eric DeMarco

        Eric DeMarco joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed as a director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to joining the Company, Mr. DeMarco most recently served as President and Chief Operating Officer of The Titan Corporation ("Titan"), then a NYSE-listed corporation, prior to its acquisition by L-3 Communications. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco received a bachelor's degree in Business Administration and Finance, summa cum laude, from the University of New Hampshire. Under Mr. DeMarco, we successfully transitioned from a wireless communications company to a national defense and homeland security product solutions business through both organic growth and strategic acquisitions. Mr. DeMarco's in-depth knowledge of our business and operations, his experience in the defense contracting industry, and his experience with publicly traded companies position him well to serve as our Chief Executive Officer and a member of our Board. Mr. DeMarco holds a Top Secret National Security Clearance.

William Hoglund

        William Hoglund has served as a director since February 2001 and Chairman of the Board since June 2009. Mr. Hoglund has been a member and owner of SAFE Boats International, a leading manufacturer of vessels for military, law enforcement, and commercial purposes, since 2000. From 1994 to 2000, Mr. Hoglund served as Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund served as a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1994, Mr. Hoglund worked for J.P. Morgan & Co. and several of its subsidiaries. Mr. Hoglund held a variety of positions in J.P. Morgan's commercial and investment banking operations. Mr. Hoglund received a bachelor's degree in Management Science and German Literature, cum laude, from Duke University and a master in business administration from the University of Chicago. Mr. Hoglund's financial experience and expertise in both the public and private marketplace make him well suited for his role as a member of the Audit Committee. He also brings significant experience in the defense contracting industry. He has served on various independent committees of the Board, has taken an active leadership role, and is well qualified to serve as the Chairman of the Board. Mr. Hoglund holds a Top Secret National Security Clearance.

Scot Jarvis

        Scot Jarvis has served as a director since February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership with a focus on wireless communications investments. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., an investment firm owned by Craig McCaw. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served on its board of directors. He has also served on the board of directors of Nextel Communications, NextG Networks, Inc., Wavelink Communications, Inc., NextWeb, Inc., Leap Wireless, and Cantata Technologies, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications until it was sold to AT&T. Mr. Jarvis served on the board of directors of Vitesse Semiconductor from 2012 until its acquisition by Microsemi Corporation in April 2015. Mr. Jarvis currently serves on the board of directors of Airspan Networks (since 2011), MobiTV (since 2013), and Slingshot Sports (since 1999). Mr. Jarvis is a venture partner with Oak Investment Partners, a multi-stage venture capital firm. Mr. Jarvis holds a bachelor's degree in Business Administration from the University of Washington. Mr. Jarvis has extensive experience with mergers and acquisitions transactions, which has been of particular significance to the Board during the Company's pursuit of growth strategies through mergers and acquisitions. Mr. Jarvis holds a Top Secret National Security Clearance.

Jane Judd

        Jane Judd has served as a director since January 2011. Prior to her retirement in 2006, Ms. Judd served as Senior Vice President, Chief Financial Officer, and a member of the board of directors of Telisimo International, a communications company, from May 1996 to November 2006. Prior to that, Ms. Judd was Vice President and Corporate Controller of The Titan Corporation from April 1986 to May 1996. Titan was a publicly traded major national defense services and solutions provider before its acquisition by L-3 Communications in 2005. Ms. Judd is a Certified Public Accountant, and she received a bachelor's degree from the University of Utah in 1976. Ms. Judd brings financial experience and expertise to the Board with her background in public accounting and financial leadership roles, which includes experience in the defense services industry. With these skills, Ms. Judd is well qualified to serve as the designated audit committee financial expert for our Board. Ms. Judd holds a Top Secret National Security Clearance.

Samuel Liberatore

        Samuel Liberatore has served as a director since January 2009. Prior to that time, Mr. Liberatore was the Chief Operating Officer for Madison Research Corporation, building it from approximately $3 million in annual revenues to $64 million, until its acquisition by Kratos in 2006, and was President of Kratos' Weapon Systems Solutions (Madison Research) division until he retired in December 2008. Beginning in July 1994 and until June 2001, Mr. Liberatore served as Program Manager and lead engineer in support of the PAC-3 missile program for Madison Research Corporation. From 1989 to 1994, he served as Director of Ballistic Missile Defense of BDM International. Mr. Liberatore served for 30 years in the U.S. Army, where he held a variety of positions related to weapon system operations, research, development and acquisition before retiring as a Colonel in 1989. He holds a bachelor's degree in Mathematics from Loyola College, Baltimore and a master's degree in Guided

Missile Engineering from the University of Texas, El Paso. In addition to normal operational and command assignments, Mr. Liberatore was the Project Manager for the HAWK missile system and Chief of Missiles and Air Defense Systems at Headquarters Department of the Army for the research, development and acquisition of all U.S. Army missile and air defense systems. Mr. Liberatore brings to the Board prior experience as a military officer, extensive experience and expertise working in the missile defense industry, and recent experience working in the defense contracting industry. Mr. Liberatore holds a Top Secret National Security Clearance.

Amy Zegart

        Amy Zegart has served as a director since September 2014. Ms. Zegart is a Davies Family Senior Fellow at the Hoover Institution, a professor of political science (by courtesy) at Stanford University, and co-director of Stanford's Center for International Security and Cooperation. Until 2011, she served as professor of public policy at UCLA's Luskin School of Public Affairs. An award- winning author, Ms. Zegart's research examines the organizational challenges of American national security agencies. She served on the Clinton administration's National Security Council staff and as a foreign policy adviser to the Bush-Cheney 2000 presidential campaign. She has testified before the Senate Intelligence Committee, provided training to the U.S. Marine Corps, and advised officials on intelligence and homeland security matters. From 2009 to 2011, she served on the National Academies of Science Panel to Improve Intelligence Analysis. She has served on the FBI Intelligence Analysts Association National Advisory Board and the Los Angeles Police Department's Counter-Terrorism and Community Police Advisory Board and currently serves on the Secretary of Energy Advisory Board Task Force on Nuclear Nonproliferation. She is a lifetime member of the Council on Foreign Relations. A former Fulbright scholar, Ms. Zegart received an A.B. in East Asian studies magna cum laude from Harvard University and an M.A. and Ph.D. in political science from Stanford University. Ms. Zegart brings significant knowledge on national and international security issues to the Board. As the newest member of the Board, Ms. Zegart has begun the process of renewing her Top Secret National Security Clearance.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

 PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 25, 2016. Deloitte was appointed as our independent registered public accounting firm in June 2013. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws, as amended ("Bylaws") or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Audit and All Other Fees

        As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 27, 2015 by the Company's independent registered public accounting firm is compatible with maintaining their independence.

        The following table sets forth the aggregate fees for services provided to us by Deloitte for the fiscal years ended December 28, 2014 and December 27, 2015. All fees described below were approved by the Audit Committee.

	Fiscal 2014	Fiscal 2015
Audit Fees(1)	$2,355,925	$2,586,315
Audit-Related Fees(2)	213,633	57,041
Tax Fees	66,462	45,782
All Other Fees	—	—

TOTAL	$2,636,020	$2,689,138

(1)
Audit Fees consist of fees billed and expected to be billed for professional services rendered for the integrated audit of Kratos' consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, services related to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. The amount in 2014 includes $200,000 related to the audit fee overrun for 2014 that was billed in June 2015.

(2)
Audit-Related Fees consist of fees billed and expected to be billed for professional services rendered by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above as Audit Fees. The 2014 amount includes $118,353 for professional services rendered related to the filing of a Form S-3, S-4 and S-8 and $95,280 for professional services rendered related to the refinancing of our senior secured notes. The 2015 amount includes $22,500 for professional services rendered for the filing of a Form S-8, $18,831 for professional services rendered related to the disposition of a portion of a reporting unit classified as discontinued operations, and $15,710 for professional services rendered for reviewing the Company's responses to a comment letter from the SEC.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre- approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

        Since June 2013, each new engagement of Deloitte has been approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2016.

 PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        At the 2016 Annual Meeting, our stockholders will be asked to provide an advisory vote relating to the compensation of our named executive officers during fiscal year 2015. The Compensation Committee sets target direct compensation at a level commensurate with the executives' and the Company's performance relative to our Compensation Peer Group (as defined below) utilizing individual and market measures. In addition, the Compensation Committee has determined that a substantial majority of our executives' compensation should be provided in the form of variable, performance-based compensation that directly links our executives' compensation to the Company's long-term performance.

        The Company's strategy is to continue to grow our business as a proprietary product and intellectual property focused national security company, focused on Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance ("C5ISR"), providing highly differentiated technology, products, solutions and services in our core areas of focus, while building and enhancing long-term stockholder value. The Company's core business areas of focus are unmanned systems, microwave electronics, and satellite communications. The Board and the Compensation Committee believe that our executive compensation programs have played a material role in the Company's progress in achieving its key strategic goals as well as its ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company.

        Our Compensation Committee believes that our executive compensation programs are structured in the best manner possible to support the Company, our stated strategy and our business objectives.

  •
  Our compensation programs are substantially tied to our key business and strategic objectives and the interests of our stockholders. If the value we deliver to our stockholders declines, so does a primary element of the compensation we deliver to our executives.

  •
  We maintain the highest level of corporate governance over our executive pay programs.

  •
  We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

  •
  Our Compensation Committee, Chairman, Chief Executive Officer, and Human Resources Department engage in a rigorous talent review process annually to address succession and executive development for our Chief Executive Officer and other key executives.

        These compensation practices allow the Company to achieve the following objectives:

  •
  align executive compensation with our stockholders' interests by placing a majority of compensation "at risk" and requiring that a significant portion of our Chief Executive Officer's and other executive management's equity grants vest in a manner that is directly tied to the Company's stock performance;

  •
  incentivize individual performance achievements;

  •
  attract, motivate and retain highly qualified executives; and

  •
  create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

        As a result of the multi-pronged effort to gather feedback from key stockholders regarding our executive compensation that management and the Compensation Committee have undertaken since 2012, our Compensation Committee took several actions to align pay with performance and align the interests of our executives and the Company's stockholders. At the 2015 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the compensation paid to our named executive officers during fiscal year 2014. Our stockholders indicated approval of the compensation of our named executive officers, with 75.72% of the votes cast in favor of the advisory vote to approve named executive officer compensation. We were pleased with the voting results in light of the Compensation Committee and the management's continuing efforts in gathering feedback from key stockholders regarding our executive compensation and developing a compensation structure that closely aligns pay with performance and aligns the interests of our executives with our stockholders. Our Compensation Committee considered the stockholder approval of the 2014 executive compensation as an endorsement of our compensation philosophy. As such, our Compensation Committee employed many of the same principles in developing our compensation programs for 2015.

        In establishing the 2015 executive compensation program, our Compensation Committee considered the challenges faced by our Company related to significantly declining DoD budgets and achievements of our executive officers in fiscal year 2014. Fiscal year 2014 was an extremely challenging year for the federal government contracting industry and the Company. The sequestration-related cuts from the Budget Control Act of 2011, a declining and highly competitive DoD budgetary environment, and overall defense industry contraction were challenges that the Company faced in previous years continued in 2014 and 2015. Based on recent industry related and Company specific events, the Company's management believes that the DoD budgetary environment bottomed in 2014/2015 and that the framework has now been set for DoD budget growth with the recent federal fiscal 2016/2017 Bi-Partisan Spending Agreement, the 2016 U.S Federal Budget Agreement, and the President's 2017 DoD Federal Budget submission. The Company's revenues, Adjusted EBITDA and cash flows were all adversely impacted by this challenging industry environment throughout 2014 and 2015. Additionally, the Company has been making and continues to make significant discretionary investments in its long-term strategic unmanned tactical aircraft initiative, which has also impacted the Company's recent financial performance and cash flows. However, despite these challenges, Kratos' executive management team successfully:

  •
  Managed the Company through significantly declining U.S. federal government and DoD budgets.

  •
  Executed a strategic plan to significantly diversify the Company's business, whereby approximately 43% and 39% of Kratos' current revenues are generated from non-U.S. federal government customers, including commercial or international customers, in 2014 and 2015, respectively, as compared to approximately 24% in 2011.

  •
  Made important progress in large, new growth and opportunity areas, including unmanned systems, electronic warfare and satellite communications. Specifically, in 2015 we successfully completed the development of and demonstrated Kratos' Unmanned Tactical Aerial Platform ("UTAP")-22, a low cost, high performance, Unmanned Combat Aerial System ("UCAS") designed to operate in anti-access/area denied ("A2/AD") environments.

  •
  Completed the development of the Company's UTAP aircraft, working with a Government customer agency to meet the performance characteristics of the Government customer community, culminating in flight demonstrations to provide evidence of these key performance metrics and requirements. In the successful demonstration flights, the Company's UTAP-22 flew tactical formation flights with an AV-8B Harrier Jet aircraft, which was one of the first times in aviation history that an unmanned aerial system, with performance capabilities equal to a 4th generation manned fighter air craft, flew with and was controlled by the manned fighter aircraft. The successful flight tests of the UTAP-22 in 2015 were important strategic milestones for the Company, which the Board believes will be a significant future value driver for the Company.

  •
  Over the past two years, the Company has been at the forefront of the DoD's Third Offset Strategy to find new and technologically "leap frogging" systems for the U.S. warfighter and the Government industry partnership initiative, including as related to the Company's UTAP-22.

  •
  Successfully retained the Company's existing Intellectual Property and Data Rights in its unmanned aerial systems.

  •
  Positioned the Company to successfully bid on and win a major new tactical unmanned aerial system program, the Defense Advanced Research Project Agency's ("DARPA") Gremlins Program, which the Company was awarded in March 2016.

  •
  Positioned the Company to bid on the Air Force Research Lab's ("AFRL") new high performance unmanned tactical aerial system program, the Low Cost Attributable Strike Tactical Demonstration ("LCASTD"), expected to be awarded to the winning bidder in 2016.

  •
  Made targeted investments in strategic focus areas in the electronic products, unmanned systems and satellite communications divisions with potential long-term growth prospects.

  •
  Completed a strategic review of the Company's businesses, resulting in the divestiture of the Company's U.S. and U.K. Electronic Products business, hereafter referred to as the "Herley Divestiture," for $260 million and $5 million for taxes incurred as part of the transaction, or estimated net proceeds of $237.6 million. The Company had acquired Herley Industries, Inc. ("Herley") in 2011 for approximately $270 million; and post-divestiture, the Company retained the electronic Microwave Products business based in Israel and the ground control and avionics business, which is now part of the Company's Unmanned Systems division. In summary, the Company sold the U.S. and U.K. Electronic Products business, for approximately the same price that it had paid for the entire Herley acquisition, at a multiple well in the top end of comparable transaction multiples, while also retaining the Israeli and avionics business, which generate aggregate annual revenues of over $70 million. The Herley Divestiture sold at one of the highest sales multiples executed in the industry.

  •
  Reduced overall indebtedness by $216 million, including the $175 million redemption of the Company's Senior Notes and the pay down of the outstanding balance on the Company's line of credit of $41 million. The reduction of total indebtedness equates to a reduction of approximately $13.5 million of annual cash interest.

  •
  Amended the Company's Credit Agreement for its $110 million line of credit to permit the Company to replenish the collateral base of $50.8 million sold with the Herley Divestiture and eliminate the minimum fixed charge coverage ratio if there are no borrowings outstanding under the line of credit, and to reduce the covenant according to borrowings outstanding, as defined in the Credit Agreement. As of January 31, 2016, the entire amount of the collateral base sold with the Herley Divestiture was replenished, resulting in the full amount of the $110 million of the line of credit available, subject to the borrowing base.

  •
  Managed and reduced the Company's overall cost structure, employee headcount and facility requirements in response to the current challenging U.S. federal contracting industry environment, resulting in an aggregate headcount reduction of 9% year-over-year from fiscal year 2014 to fiscal year 2015, excluding the impact of the headcount related to the Herley Divestiture.

  •
  Successfully negotiated and executed a sublease arrangement for one of the Company's largest facility lease commitments in Maryland. The lease commitment was assumed in 2011 by the Company in conjunction with its acquisition of Integral Systems, Inc. In the fourth quarter of 2015, the Company executed a new sublease arrangement for the facility, which now covers the entire term of the lease commitment through 2020 and encompasses all space in the entire facility. As a result of this new arrangement, the Company expects cash flows to improve by $2.1 to $3.6 million per year, for an estimated aggregate improvement of $15.2 million for the remaining lease term through 2020.

  •
  Continued aggressive management of the cost components of the Company, including headcount and facilities costs.

        Kratos' Compensation Committee applied its philosophy of paying for performance and aligning executive management and stockholder interests in several key ways in 2015, including:

  •
  Froze 2015 base salaries at 2014 levels for the Company's Chief Executive Officer and other corporate executive officers (the second salary freeze since 2013 when salaries were frozen at 2012 levels) and most of its operating executive officers.

  •
  Issued an approximately 50%/50% share mix of performance-based and time-based RSUs to incentivize the Company's executive officers to build long-term equity value and to align the interests of our executive officers with our stockholders' interests. The Compensation Committee applied aggressive performance measures for the vesting of the 2015 performance-based RSUs, which vest 20% for every 10% increase in the Company's common stock (above the grant date price of $5.02) that occurs within ten years from the grant date, provided that certain other conditions are met. Additionally, time-based RSUs aligned long-term stockholder and executive interests with ten-year cliff vesting for the Chief Executive Officer and five-year cliff vesting for the other executive officers.

  •
  Issued bonuses at the end of 2015 in recognition of executive management's non-financial achievements in 2015.

  •
  Continued its practices of eliminating excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.

  •
  Maintained double trigger vesting on all equity awards granted in 2015.

  •
  Continued the Company's Anti-Hedging and Anti-Pledging Policy.

  •
  Maintained a Stock Ownership Target Guideline of 1.0% of common stock outstanding for the Chief Executive Officer.

  •
  Adopted an Incentive Compensation Recoupment Policy for executive officers, which has a broader application than the clawback requirements under the Sarbanes-Oxley Act.

  •
  Amended the Chief Executive Officer's 2007, 2008, and 2009 RSU grants on December 31, 2014 by extending the vesting term from ten-year cliff vesting to fifteen-year cliff vesting to reflect the Company's business strategy, as adjusted to adapt to the various industry and government budgetary trends over the past few years, and to further align the Chief Executive Officer's vesting to the Company's stated long term strategic initiatives for unmanned systems, satellite communications, and microwave electronics.

        These efforts are discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 31.

        In light of the above and as discussed in the Compensation Discussion and Analysis section of this proxy statement, the Board and the Compensation Committee believe that the compensation of our named executive officers for fiscal year 2015 was appropriate and reasonable, and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Board and the Compensation Committee believe that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executives to remain with the Company for long and productive careers.

        Therefore, our Board and Compensation Committee are again seeking input from our stockholders through this advisory vote to approve the compensation of our named executive officers as described in this proxy statement in the section titled "Compensation Discussion and Analysis" beginning on page 31, in the compensation tables beginning on page 49, and in any related narrative discussion contained in this proxy statement.

        Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of Kratos Defense & Security Solutions, Inc. approve, on an advisory and non-binding basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement."

        While this stockholder vote on executive compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee oversees our financial reporting process and internal control structure on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The Company's independent registered public accounting firm is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP), for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements, and for reviewing our interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information). The Audit Committee met eight times during 2015 and met regularly with our independent and internal auditors, both privately and with management present.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited and interim financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, included in the Company's Reports on Form 10-K and Form 10-Q. These reviews included a discussion of:

  •
  our critical accounting policies;

  •
  the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of our accounting principles;

  •
  the clarity and completeness of our financial disclosures;

  •
  the effectiveness of our internal controls over financial reporting, including management's and independent auditor's reports thereon, the basis for the conclusions expressed in those reports and changes made to our internal control over financial reporting during 2015;

  •
  items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by the independent auditor;

  •
  the annual management letter issued by the independent auditor, management's response thereto and other material written communications between management and the independent auditor;

  •
  unadjusted audit differences noted by the independent auditor during its audit of our annual financial statements; and

  •
  the potential effects of regulatory and accounting initiatives on our financial statements.

        In connection with its review of our annual consolidated financial statements, the Audit Committee also discussed with the independent auditor other matters required to be discussed with the auditors under Auditing Standard No. 16, Communications with Audit Committees, and those addressed by Deloitte's written disclosures and its letter provided under Independence Standards Board Standard No. 1, as modified or supplemented (independence discussions with audit committees).

        The Audit Committee is responsible for the engagement of the independent auditors and has appointed Deloitte to serve in that capacity since June 2013. In connection therewith, the Audit Committee:

  •
  reviewed Deloitte's independence from the Company and management, including Deloitte's written disclosures described above;

  •
  reviewed periodically the level of fees approved for payment to Deloitte and the pre-approved non-audit services it has provided to us to ensure their compatibility with Deloitte's independence; and

  •
  reviewed Deloitte's performance, qualifications and quality control procedures.

        Among other matters, the Audit Committee also:

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  consulted with management and Deloitte with respect to our processes for risk assessment and risk management;

  •
  reviewed the adequacy of certain of our financial policies;

  •
  reviewed and approved our policy with regard to the hiring of former employees of the independent auditors;

  •
  reviewed and approved our policy for the pre-approval of audit and permitted non-audit services by the independent auditors;

  •
  received reports pursuant to our policy for the submission and confidential treatment of communications from employees and others about accounting, internal controls and auditing matters;

  •
  reviewed with management the scope and effectiveness of our disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of our financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

  •
  reviewed significant legal developments and our processes for monitoring compliance with law and Company policies.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2015 for filing with the SEC. The Audit Committee also selected Deloitte as our independent auditor for 2016.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson William Hoglund Scot Jarvis Jane Judd

        The foregoing Report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") except to the extent we specifically incorporate this report by reference.

 EXECUTIVE COMPENSATION

Our Executive Officers

        Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our current executive officers who were in place as of December 27, 2015.

Name	Position	Age
Eric DeMarco(1)	Chief Executive Officer and President	52
Deanna Lund	Executive Vice President and Chief Financial Officer	48
Richard Duckworth	Vice President and Corporate Controller	55
Marie Mendoza	Vice President and General Counsel	43
Jonah Adelman	President, Microwave Electronics	65
Gerald Beaman	President, Unmanned Systems	63
Phillip Carrai	President, Technology & Training Solutions	54
David Carter	President, Defense & Rocket Support Services	58
Benjamin Goodwin	President, Public Safety & Security	75
Thomas Mills	President, Modular Systems	56

(1)
The biographical information for Eric DeMarco is provided in the section identifying the Director nominees beginning on page 16.

        Each executive officer holds office until his or her respective successor has been appointed, or until his or her earlier death, resignation or dismissal. Historically, our Board has designated our executive officers annually at its first meeting following the annual meeting of stockholders.

        Deanna Lund has served as Kratos' Executive Vice President and Chief Financial Officer since April 2004. Prior to joining Kratos, Ms. Lund most recently served as Vice President and Corporate Controller of The Titan Corporation from July 1998 to 2004, then an NYSE-listed corporation, prior to its acquisition by L-3 Communications, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan's Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received a bachelor's degree in Accounting from San Diego State University, magna cum laude, and is a Certified Public Accountant.

        Richard Duckworth has served as the Company's Vice President, Corporate Controller, and Principal Accounting Officer since November 2013. Mr. Duckworth brings significant accounting, finance, business, and public company experience and skills to the Company. From March 2008 to November 2013, Mr. Duckworth served as the Vice President of Accounting and Corporate Controller for Novatel Wireless, Inc. Prior to Novatel, Mr. Duckworth was Vice President of Finance and Controller/Accounting Director at Kyocera Wireless Corp. and held various progressive accounting positions at QUALCOMM Inc., including Accounting Director of a QUALCOMM wholly owned subsidiary. Mr. Duckworth began his career with the public accounting firm Coopers & Lybrand (now Pricewaterhouse Coopers) and is a Certified Public Accountant. Mr. Duckworth earned a bachelor's degree in Business Administration with an emphasis on Accounting from San Diego State University.

        Marie Mendoza has served as the Company's Vice President and General Counsel since December 2015. Ms. Mendoza previously served as the Company's Senior Corporate Attorney since December 2011. Prior to joining Kratos, Ms. Mendoza was a Partner with the law firm of Burke, Williams & Sorensen, LLP from 2002 to 2006 and then GCR, LLP in San Diego from 2006 to 2011, where she represented public agencies and commercial companies on a variety of matters including contract negotiation and disputes, labor and employment, construction, board governance, commercial leases, trademark infringement and various other matters. Ms. Mendoza received a bachelor's degree in

Political Science from the University of California, Los Angeles, cum laude, and her law degree from the University of California, Los Angeles School of Law.

        Jonah Adelman has served as the President of the Company's Microwave Electronics Division since August 2015. Prior to that, Mr. Adelman was the General Manager of the Company's Electronic Products Division's Israel business group from its acquisition in March 2011. Mr. Adelman began his professional career as a Research and Development Microwave Engineer at General Microwave Corporation ("GMC") in Amityville, New York, subsequently moving to Israel where he took part in the establishment of General Microwave Israel, a subsidiary of GMC. Mr. Adelman served as Chief Microwave Engineer, Assistant General Manager, and since 1990 was General Manager of General Microwave Israel, which Kratos acquired in 2011. Mr. Adelman received a bachelor's degree in Mathematics and Physics from Brooklyn College, summa cum laude, and a master's degree in Applied Mathematics from New York University, where he subsequently performed doctoral research in magneto-fluid dynamics. Mr. Adelman is a longtime member of the Institute of Electrical and Electronics Engineers ("IEEE") and in 2008 received a Certificate of Appreciation from the Microwave Chapter of the Israeli IEEE.

        Gerald Beaman has served as the President of the Company's Unmanned Systems Division since August 2013. Vice Admiral Beaman is an accomplished, proven leader with extensive experience in large-scale operations. Prior to joining Kratos, Mr. Beaman was an officer with the U.S. Navy from December 1977 until his retirement in July 2013 as a Vice Admiral. In the Navy, Mr. Beaman served as the Commander of the U.S. Third Fleet and directed activities for 58,000 personnel responsible for homeland defense, support for civil authorities and for providing relevant training and certification for all West Coast naval forces. In his naval career of 35 years, Mr. Beaman also served as Deputy Chief of Staff Operations Global Force Management, Training and Experimentation, Fleet Forces Command; Deputy Chief of Staff Operations, Joint Forces Command; and Commander, Strike Force Training Pacific. Mr. Beaman holds a master's degree in National Security and Strategic Studies from the Naval War College and a bachelor's degree in Business Administration from Marquette University.

        Phillip Carrai has served as President of the Company's Technology & Training Solutions Division since December 2009 and was Executive Vice President of the same division from July 2008 to December 2009. Prior to that, Mr. Carrai served as President of the Information Technology Solutions segment of SYS from October 2006 until SYS's merger with Kratos in June 2008. From 2003 to 2006, Mr. Carrai was the Chief Executive Officer of Ai Metrix, Inc., a telecommunications software company sold to SYS in 2006. He served as Managing Director for the Morino Group and Special Advisor to General Atlantic, Inc. from 2000 to 2003 and was Executive Chairman for Ztango and a board member of Internosis. Mr. Carrai was the Chief Executive Officer of McCabe and Associates, a testing and analysis software company, from 1997 to 2000. From 1989 to 1996, Mr. Carrai held a variety of executive management positions at Legent Corporation, an enterprise software company. Mr. Carrai received his bachelor's degree in Information Science and Accounting from Indiana University of Pennsylvania and his master in business administration from Carnegie Mellon University.

        David Carter has served as President of the Company's Defense & Rocket Support Services Division since December 2009, and he was the Executive Vice President of that division from December 2007 to December 2009. Before its acquisition by Kratos in December 2007, Mr. Carter served as Vice President of Haverstick/DTI Military Services Division since January 2004, where he was responsible for managing the division's technical, financial and business development operations. Mr. Carter has over thirty years of experience both as a member of the U.S. Navy and as a contractor supporting Navy combat weapon systems development, acquisition and life cycle support. Mr. Carter joined Haverstick/DTI in 1989 and for the past twenty-two years has been responsible for building and managing a DoD business sector. Mr. Carter received his associate's degree from Anne Arundel Community College.

        Benjamin Goodwin has served as President of the Public Safety & Security segment since joining the Company in June 2008. Prior to that, Mr. Goodwin served as Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group of SYS from July 2005 until SYS's merger with Kratos in June 2008. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and Vice President of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and Chief Operating Officer of Thomson Software Products and President and Chief Executive Officer of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an initial public offering, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a bachelor's degree in Psychology from Millsaps College.

        Thomas Mills has served as President of Kratos' Modular Systems Division, which includes Gichner Systems Group, based near York, PA, and Charleston Marine Containers ("CMCI"), based in Charleston, SC, since August 2013. Prior to joining Gichner in 2004, Mr. Mills held several senior management positions at various publicly traded and privately held companies. Mr. Mills started his career at KPMG and has a bachelor's degree in Accounting from West Chester University.

Compensation Discussion and Analysis

Overview

        The following Compensation Discussion and Analysis ("CD&A") describes and analyzes Kratos' compensation program for its named executive officers. Kratos' named executive officers for fiscal year 2015 include its Chief Executive Officer, its Chief Financial Officer, its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal year 2015, and two former executive officers who would have been one of the three most highly compensation executive officers (other than the Chief Executive Officer and Chief Financial Officer) but for the fact that these individuals were not serving as executive officers at the end of fiscal year 2015. The named executive officers during the last completed fiscal year were Eric DeMarco, President and Chief Executive Officer; Deanna Lund, Executive Vice President and Chief Financial Officer; Jonah Adelman, President of the Microwave Electronics Division; Gerald Beaman, President of the Unmanned Systems Division; Phillip Carrai, President of the Technology & Training Solutions Division; Deborah Butera, former Senior Vice President, General Counsel, Registered In-House Counsel, Chief Compliance Officer and Secretary, whose service with the Company ended on September 24, 2015; and Richard Poirier, former President of the Electronic Products Division, whose service with the Company ended on August 22, 2015. In the CD&A, Mr. DeMarco, Ms. Lund and Ms. Butera are sometimes referred to as "corporate named executive officers" and Messrs. Adelman, Beaman, Carrai and Poirier are sometimes referred to as "operational named executive officers."

        In this CD&A, we first provide an Executive Summary. Next, we cover Kratos' 2015 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions; Compensation Philosophy and Objectives; and 2015 Compensation Program Decisions. We then discuss the process our Compensation Committee follows in setting executive compensation, including Benchmarking Our Program Against Peers, Targeted Pay Mix, and Elements of the Executive Compensation Program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee's specific decisions about the compensation of our named executive officers in 2015 and the changes the Compensation Committee made for fiscal year 2015.

Executive Summary

Kratos' Fiscal 2015 Financial Performance and Executive Compensation

        Kratos' Achievements in 2014 and 2015:

  •
  Managed the Company through significantly declining U.S. federal government and DoD budgets.

  •
  Executed a strategic plan to significantly diversify the Company's business, whereby approximately 43% and 39% of Kratos' current revenues are generated from non-U.S. federal government customers, including commercial or international customers, in 2014 and 2015, respectively, as compared to approximately 24% in 2011.

  •
  Made important progress in large, new growth and opportunity areas, including unmanned systems, electronic warfare and satellite communications. Specifically, in 2015 we successfully completed the development of and demonstrated Kratos' UTAP-22, a low cost, high performance, UCAS designed to operate in A2/AD environments.

  •
  Completed the development of the Company's UTAP aircraft, working with a Government customer agency to meet the performance characteristics of the Government customer community, culminating in flight demonstrations to provide evidence of these key performance metrics and requirements. In the successful demonstration flights, the Company's UTAP-22 flew tactical formation flights with an AV-8B Harrier Jet aircraft, which was one of the first times in aviation history that an unmanned aerial system, with performance capabilities equal to a 4th generation manned fighter air craft, flew with and was controlled by the manned fighter aircraft. The successful flight tests of the UTAP-22 in 2015 were important strategic milestones for the Company, which the Board believes will be a significant future value driver for the Company.

  •
  Over the past two years, Kratos has been at the forefront of the DoD's Third Offset Strategy to find new and technologically "leap frogging" systems for the U.S. warfighter and the Government industry partnership initiative, including as related to the Company's UTAP-22.

  •
  Successfully retained the Company's existing Intellectual Property and Data Rights in its unmanned aerial systems.

  •
  Positioned the Company to successfully bid on and win a major new tactical unmanned aerial system program, the Defense Advanced Research Project Agency's ("DARPA") Gremlins Program, which the Company was awarded in March 2016.

  •
  Positioned the Company to bid on the Air Force Research Lab's ("AFRL") new high performance unmanned tactical aerial system program, the Low Cost Attributable Strike Tactical Demonstration ("LCASTD"), expected to be awarded to the winning bidder in 2016.

  •
  Made targeted investments in strategic focus areas in the electronic products, unmanned systems and satellite communications divisions with potential long-term growth prospects.

  •
  Completed a strategic review of the Company's businesses, resulting in the Herley Divestiture, for $260 million and $5 million for taxes incurred as part of the transaction, or estimated net proceeds of $237.6 million. The Company acquired Herley in 2011 for approximately $270 million; and post-divestiture, the Company retained the electronic Microwave Products business based in Israel and the ground control and avionics business, which is now part of the Company's Unmanned Systems division. In summary, the Company sold the U.S. and U.K. Electronic Products business, for approximately the same price that it had paid for the entire Herley acquisition, at a multiple well in the top end of comparable transaction multiples, while also retaining the Israeli and avionics business, which generate aggregate annual revenues of over $70 million. The Herley Divestiture sold at one of the highest sales multiples executed in the industry.

  •
  Reduced overall indebtedness by $216 million, including the $175 million redemption of the Company's Senior Notes and the pay down of the outstanding balance on the Company's line of credit of $41 million. The reduction of total indebtedness equates to a reduction of approximately $13.5 million of annual cash interest.

  •
  Amended the Company's Credit Agreement for its $110 million line of credit to permit the Company to replenish the collateral base of $50.8 million sold with the Herley Divestiture and eliminate the minimum fixed charge coverage ratio if there are no borrowings outstanding under the line of credit, and to reduce the covenant according to borrowings outstanding, as defined in the Credit Agreement. As of January 31, 2016, the entire amount of the collateral base sold with the Herley Divestiture was replenished, resulting in the full amount of the $110 million of the line of credit available, subject to the borrowing base.

  •
  Managed and reduced the Company's overall cost structure, employee headcount and facility requirements in response to the current challenging U.S. federal contracting industry environment, resulting in an aggregate headcount reduction of 9% year-over-year from fiscal year 2014 to fiscal year 2015, excluding the impact of the headcount related to the Herley Divestiture.

  •
  Successfully negotiated and executed a sublease arrangement for one of the Company's largest facility lease commitments in Maryland. The lease commitment was assumed in 2011 by the Company in conjunction with its acquisition of Integral Systems, Inc. In the fourth quarter of 2015, the Company executed a new sublease arrangement for the facility which now covers the entire term of the lease commitment through 2020 and encompasses all space in the entire facility. As a result of this new arrangement, the Company expects cash flows to improve by $2.1 to $3.6 million per year, for an estimated aggregate improvement of $15.2 million for the remaining lease term through 2020.

  •
  Continued aggressive management of the cost components of the Company, including headcount and facilities costs.

        Fiscal Year 2014 was an extremely challenging year for the overall U.S. federal government contracting industry and for the Company. Following cuts in 2013, the DoD budget was cut further for Fiscal Year 2014. A significant amount of Kratos' revenues are generated from U.S. federal government customers, funding and agencies (approximately 57% in 2014 and 61% in 2015). As a result, the Company's revenues, Adjusted EBITDA and cash flows were all adversely impacted by this continued challenging industry environment throughout 2014 and 2015.

        Despite this challenging federal government budgetary environment in 2014 and 2015, the Company made significant discretionary investments in certain new growth and large opportunity areas to help position the Company for long-term success, including unmanned systems, satellite communications, and microwave electronics. The Company has made these select investments in potential high national security priority growth areas with the intention of retaining the intellectual property and design rights in order to achieve designed-in and sole source positions in the future production of these expected long-lived programs and platforms. This strategy was driven in part by certain new and large program opportunities, including Unmanned Combat Aerial Systems (UCAS), new unmanned tactical aircraft platforms, Next Generation Satellite Communication Ground Stations, small satellite and cube satellite communication systems, missile systems, radar systems, and electronic warfare and global position satellite technologies. These are all expected to be long term, well-funded multi-year national security priority program areas.

        Also in 2014 and 2015, Kratos increased its spending on the Company's internal cybersecurity and cyber protection assets, infrastructure, and systems in order to protect the Company's and its customers' intellectual property and sensitive information from significant and increasing cybersecurity threats, especially as related to government contractors. All of these important and required investments negatively impacted the Company's EBITDA and cash flow, although we believe they reflect sound strategic choices for enhancing Kratos' long-term success and protecting the stockholders, the Company, and their assets.

        Through Kratos management's regular interaction and routine discussions with the Company's stockholders, we believe that these strategic initiatives in the unmanned systems, satellite communications, and electronic warfare areas are very important to delivering continued long-term value creation to our equity holders, and we believe that the Company's stockholders support these initiatives. Fiscal 2015 was a pivotal year for the Company as we successfully demonstrated the UTAP-22, a low cost, high performance, UCAS, designed to operate in A2/AD environments. The Company believes that its successful UTAP-22 initiative has positioned the Company as a leader in the next generation high performance UCAS market place, and enabled the Company to successfully compete in 2015/2016 for two of the most significant high performance tactical unmanned aerial system program opportunities to date, the first of which the Company was successfully awarded in March 2016. The Company believes the discretionary investments it has made in these initiatives will have long-term benefits, including major new program wins, as these investments enabled the Company to retain the intellectual property and design rights on these new, programs which are expected to be long-lived.

        In 2015, the Company continued its successful customer diversification strategic initiative, with Kratos' commercial, international and non-U.S. federal government revenues making up approximately 39% of the Company's business in 2015. Kratos' management is executing on this customer diversification strategy in response to the recent significant declining U.S. federal government and DoD budgets. An important aspect and contributor to our management's diversification strategy is the Company's public safety and security business, international focused aspects of the Company's Microwave Electronics Division and its commercial satellite communications and training businesses, each of which have predominantly non-U.S. federal government or DoD funded customers. The successful execution of this diversification initiative has helped the Company lessen the impact of the major defense industry contraction, and has provided potential new growth opportunities for the Company's products, solutions and services. In 2015, the Company expanded its international focus into its training business, with the Company receiving a sizable initial international training program contract award in 2015 and with several additional new opportunities the Company is pursuing with an aggregate potential value in excess of $100 million. In addition, the Company has recently released new satellite communications products into the commercial market, which will further expand its commercial focus and opportunities.

        In 2014 and 2015, our management remained focused on reducing costs and increasing operating efficiencies. For example, Kratos' work force, excluding the impact of the Herley Divestiture, has been reduced from approximately 3,300 employees in December 2013 to 3,200 employees in December 2014. Additionally, as of December 2015, the Company had approximately 2,900 employees, reflecting a further reduction of approximately 300 employees. As a result of the reduced workforce, including a number of Corporate Officer and management positions, the Company's executive officers are required to perform multiple functions, such as those duties that would typically be handled by a Vice President of Mergers and Acquisitions, Chief Operating Officer, Chief Strategy Officer, Vice President of Investor Relations and Corporate Communications, Vice President of Corporate Development, Vice President of Marketing, Vice President of Human Resources, and Treasurer. The Company currently does not have dedicated individual executive personnel performing any of these aforementioned functions. In addition, from 2014 to 2015 we have significantly reduced the overall square footage that we occupy and the vacant floor space, significantly reducing the Company's cost of facilities and improving efficiencies.

        The Company's Board and Compensation Committee take into consideration the performance of our management team, the Company and the execution of the Company's strategy as approved by the Board, among other factors, in their consideration of executive compensation.

2015 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions

        In accordance with Section 14A of the Exchange Act, beginning in 2011, we gave our stockholders the opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual stockholders meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to the named executive officers. Stockholders also indicated a strong preference to hold the advisory vote annually. Throughout 2014 and 2015, the Company has continued its ongoing engagement with stockholders: the Chief Executive Officer and Chief Financial Officer present at multiple investor conferences each year, with numerous Kratos stockholders in attendance; the Chief Executive Officer speaks with the Company's largest stockholder on at least a weekly basis and the next top 15% non-quantitative analysis fund stockholders on at least a quarterly basis, on average; and the Chief Executive Officer and Chief Financial Officer maintain open lines of communication with stockholders, many of whom reach out to the Company after each earnings release. No material concerns have been raised during these stockholder outreach efforts.

        At our annual meeting in 2015, our stockholders approved, on an advisory basis, the "say-on-pay" resolution for the compensation of our named executive officers in fiscal year 2014, with 75.72% of the votes cast in favor of the proposal. In light of the majority of stockholders indicating their approval of the compensation of our named executive officers, our Compensation Committee has continued to employ the same principles in determining the compensation program for 2015. A summary of the compensation philosophy do's and don'ts follows:

WHAT WE DO	WHAT WE DON'T DO

Pay for Performance—Annual Incentive Program—The compensation program emphasizes performance-based compensation that is based on financial metrics as well as non-financial achievements, such that base salary is only a portion of the compensation mix.	No Excise Tax Gross Ups—Any new change of control agreements or any renewals or material amendments of existing change of control agreements will eliminate excise tax gross ups.

Pay for Performance—Long-Term Equity Incentives—The portion of long-term equity incentive as a component of the total compensation mix has increased to provide a greater emphasis on compensation that is directly linked with the creation of long-term stockholder value. In particular, the RSUs and stock options we have issued since 2013 have had (i) vesting provisions dependent on the common stock price reaching certain thresholds and (ii) long-term cliff-vesting provisions of 5 years or longer.	No Single-Trigger Accelerated Vesting—New equity awards that provide for accelerated vesting in the event of a change in control must have a "double-trigger," such as a constructive termination of employment or stock price threshold, subject to the terms of any applicable employment or change of control agreement.

Stock Ownership Guidelines—The Company implemented a stock ownership target guidelines of 1% of the outstanding shares of common stock for our Chief Executive Officer, including all shares held through options, RSUs, ESPP purchases, open market purchases, and 401(k) holdings.	No Hedging or Pledging—The Company maintains a policy that prohibits hedging and pledging transactions of the Company's common stock by directors and executive officers.

Compensation Philosophy and Objectives

        The following chart highlights important considerations in the development, review and approval of the compensation of our named executive officers. We include additional detail for each of these highlights in the following pages of this CD&A.

Compensation Philosophy and Objectives

Objectives of Executive Compensation Program	Our executive compensation program is designed to:

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Build long-term stockholder value

•

Deliver strong business and financial results

•

Attract, motivate and retain a highly qualified and effective management team to lead our business

Philosophy of Executive Compensation Program

Our executive compensation philosophy is built on five principles:

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Align compensation with stockholders' interests and avoid excessive risk taking

•

Pay for performance

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Emphasize long-term focus

•

Align compensation to market

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Provide appropriate degrees of at-risk and performance-based compensation

Methods to Achieving the Executive Compensation Program Objectives

•

Tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives

•

Reward individual performance and reinforce business strategies and objectives for enhanced stockholder value

•

Evaluate employee performance and compensation to ensure we can attract and retain employees in a competitive manner

•

Ensure total compensation paid to executive officers is fair, reasonable and competitive, considering accomplishments of the individual executive officers and the Company as a whole

Principal Elements of the Executive Compensation Program

•

Base salary

•

Annual performance-based incentive cash bonus awards

•

Long-term equity incentives in the form of RSUs and stock options and other equity awards; in particular, implementing longer time-based vesting requirements for the Chief Executive Officer (ten year cliff vesting or five year cliff vesting plus a five year holding period)

•

Other benefits and perquisites, such as life and health insurance benefits and a qualified 401(k) savings plan offered to all employees

•

Post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change of control

        The Compensation Committee views these components of compensation as related but distinct. Although the Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or offset the compensation incentives provided by the other components. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on the Company's strategic plan, aligning the Company's strategic objectives and executive compensation with stockholder expectations for long-term value creation, compensation for similar positions at peer companies, internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.

2015 Compensation Program Decisions

        The following list summarizes the compensation decisions that our Compensation Committee made in 2015 for executive compensation. Decisions for our named executive officer base salaries and equity incentive awards effective for the start of fiscal year 2015 were made in November and December 2014, and decisions for our named executive officer annual incentive compensation for 2016 were made in November 2015.

  •
  Froze base salaries of the Chief Executive Officer and most other executive officers at 2014 levels to reflect the Company's performance-based compensation program. The 2015 salary freeze was the second base salary freeze for the Chief Executive officer and the other corporate executive officers since 2013, when salaries were frozen at 2012 levels. Operational executive officer Mr. Carrai's base salary was adjusted to align his base salary with his duties associated with operating the Company's largest division, comparable salaries under current industry circumstances, and retention considerations; and Mr. Adelman's base salary increased in August 2015 after he was promoted to President of the Company's newly formed Microwave Electronics division. Aside from Mr. Carrai and Mr. Adelman, there were no other base salary increases in 2015 for named executive officers.

  •
  Issued an approximately 50%/50% share mix of performance-based and time-based RSUs to incentivize the Company's executive officers to build long-term equity value and to align the interests of our executive officers with our stockholders' interests. The Compensation Committee applied aggressive performance measures for the vesting of the 2015 performance-based RSUs, which vest 20% for every 10% increase in the Company's common stock (above the January 1, 2015 grant date price of $5.02) that occurs within ten years from the grant date, provided that certain other conditions are met. Additionally, time-based RSUs aligned long-term stockholder and executive interests with cliff vesting of ten years for the Chief Executive Officer and five years for the other executive officers.

  •
  Continued its practices of eliminating excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.

  •
  Maintained double trigger vesting on all equity awards granted in 2013 and beyond.

  •
  Continued the Company's Anti-Hedging and Anti-Pledging Policy.

  •
  Maintained a Stock Ownership Target Guideline of 1.0% of common stock outstanding for the Chief Executive Officer.

  •
  Issued annual cash incentive bonuses at the end of 2015 in recognition of executive management's achievements in 2015.

  •
  Adopted the Incentive Compensation Recoupment Policy in November 2015 for executive officers, which has a broader application than the clawback requirements under the Sarbanes-Oxley Act.

  •
  Amended the Chief Executive Officer's 2007, 2008, and 2009 RSU grants on December 31, 2014 by extending the vesting term from ten-year cliff vesting to fifteen-year cliff vesting to reflect the Company's business strategy, as adjusted to adapt to the various industry and government budgetary trends over the past few years, and to further align the Chief Executive Officer's vesting to the Company's stated long term strategic initiatives for unmanned systems, satellite communications, and microwave electronics.

Benchmarking Our Program Against Peers

        To gauge marketplace compensation levels and practices in the fall of 2014 to determine 2015 compensation, the Compensation Committee worked with the Company's Human Resources department to conduct a marketplace analysis of our executive compensation practices and pay levels against a group of publicly traded companies that we refer to as the "Compensation Peer Group." The Compensation Committee also worked with Mercer, an independent executive compensation consultant and a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh"), which provided guidance on the peer group selection and the overall competitive pay methodology. Mercer was selected by the Compensation Committee based on recommendations from other companies and outside legal counsel. Mercer's fees for 2015 executive compensation consulting (which occurred in 2014) were approximately $12,000. Based on Mercer's disclosure to the Company regarding services provided by its affiliates and confirmation that there were no conflicts of interest, the Company also engaged Mercer and/or Marsh in 2014 to provide services unrelated to executive compensation, such as insurance brokerage services and health and benefits consulting, totaling approximately $1.2 million. The decision to engage Mercer or Mash for these other services unrelated to executive compensation was made by Company management, and these services and related fees were not separately approved by the Compensation Committee or the Board.

        The Compensation Peer Group, which the Compensation Committee annually reviews and updates, consists of a group of companies that:

  •
  we compete against for talent,

  •
  are in our industry or a similar industry, or

  •
  have broadly similar revenues and employee population.

        Our Compensation Peer Group primarily consists of small and mid-sized U.S.-based government contractors. Compared to 2014, the 2015 Peer Group added Cubic Corporation, Curtiss-Wright Corp., and Teledyne Technologies, Inc. Cubic Corporation was added as a peer after Cubic made several major defense industry acquisitions, which resulted in much of Cubic's business now being in the same market areas as Kratos, such as C5ISR. Consolidation in the defense industry over the past few years has caused many of Kratos' peers, such as Alliant Techsystems Inc., Orbital Sciences Corporation, and Anaren, Inc., to drop out as relevant peers. As a result, Curtiss-Wright and Teledyne were added as new peers for more complete data comparisons. We rely upon the compensation data gathered from the Compensation Peer Group to represent the competitive market for executive talent for Kratos executives. The Compensation Committee strives to establish compensation for the Company's executive officers within the mid-range of the executive compensation of the Compensation Peer Group, taking into consideration: outliers in the Compensation Peer Group data, the mix of business focus for the respective officers (products versus services or commercial versus government customers), total enterprise value, and the number of duties, roles, and responsibilities of each executive officer.

Compensation Peer Group for 2015

AAR Corp.	DigitalGlobe Inc.	Microsemi Corporation
AeroVironment, Inc.	Ducommun Incorporated	Moog Inc.
American Science & Engineering, Inc.	FLIR Systems, Inc.	Orbital Sciences Corporation*
Alliant Techsystems Inc.*	Harris Corporation	Sparton Corporation
CACI International Inc.	iRobot Corporation	Teledyne Technologies, Inc.
Comtech Telecommunications Corp.	Mantech International Corporation	ViaSat, Inc.
Cubic Corporation	Mercury Systems, Inc.	VSE Corporation
Curtiss-Wright Corp.

Targeted Pay Mix

        Consistent with the pay philosophy approved by the Compensation Committee, our pay mix at target (shown below for our Chief Executive Officer and other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include fiscal year 2015 base salary, target annual incentive, target long-term incentive cash, and target values for equity incentives granted in fiscal year 2015. The charts below illustrate how the mix of total direct compensation for our named executive officers emphasizes variable compensation with a significant focus on long-term incentives tied to our long-term share value.

2015 Chief Executive Officer Target Compensation Mix

2015 Other Named Executive Officer Target Compensation Mix

Elements of the Executive Compensation Program

        There are four principal elements of our Executive Compensation Program. Collectively, our Compensation Committee believes that these elements deliver an executive compensation package that achieves the program's three objectives: build long-term stockholder value; drive sustained, strong business and financial results; and attract, motivate and retain a highly qualified and effective management team to drive our financial and operational performance. The compensation program the Compensation Committee implemented for fiscal year 2015 reflects a continued focus on simple, transparent, and performance-based compensation that takes into account stockholder feedback gained through our stockholder engagement efforts over the past three years.

	Link to Program Objectives	Type of Compensation	Key Features

Base Salary	Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data and uses the 50th percentile as a guideline.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.

Annual Incentive Performance Plan	A cash-based award that encourages named executive officers to focus on the business, financial and strategic objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash	Payout is based on profitability, growth, operational performance during the fiscal year, and achievement of specifically stated non-financial objectives that are typically based on successful execution of the Company's strategic plan. Payout occurs only if minimum performance levels are met.

Long Term Equity Awards	Links compensation of named executive officer to the building of long-term stockholder value. Keeps the program competitive and helps retain talent.	Long-Term Equity	Aligns executive officers' compensation with the creation of stockholder value.

In order to achieve vesting on approximately 50% of equity awards granted in 2015, specific market performance (within a ten year period from the date of grant) of a 10% increase in the share price compared to the grant date share price is required to achieve each 20% of vesting, or a total of specific market performance of a 50% increase in the share price compared to the grant date share price to achieve full vesting of the performance-based equity.

The other approximately 50% of equity awards granted in 2015 vest 100% on the five-year anniversary of the date of grant and the ten-year anniversary of the date of grant for the Chief Executive Officer. Such time-based awards provide a long term incentive and serve as a retention tool.

New equity award grants contain double-trigger provisions for vesting upon a change in control, subject to any applicable employment or change of control agreements.

	Link to Program Objectives	Type of Compensation	Key Features

Employment and Change of Control Agreements	Ensures named executive officers remain focused on creating sustainable performance.	Benefit
Agreements protect the Company and the named executive officers from risks by providing:

•

Economic stability

•

Death or disability payments

•

Payments and benefits in the event of a change in control
Pursuant to stockholder feedback, we have eliminated excise tax gross-ups in the event of a change of control for any new employment agreements or renewed or materially amended existing employment agreements.

Base Salary

        Base salary is the only fixed element of our executive officers' target total direct compensation and is based on historic base salary levels and base salaries paid to executives in comparable positions at the Compensation Peer Group companies. In the fall of each year, the Compensation Committee reviews the base salary for each of our executive officers and determines whether any adjustments are necessary based on an executive officer's level of responsibility, changes in duties, individual performance and achievements, success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by the Company, internal pay equity, changes in the competitive marketplace and taking into account the compensation practices of the Compensation Peer Group companies. The factors that the Company's Chief Executive Officer takes into consideration in reaching his recommendation for compensation for each of the named executive officers (other than the Chief Executive Officer) include the size of the organization (revenues, operating income, headcount, etc.) the named executive officer manages and the accomplishments of the named executive officer during the most recent period, including contract awards, bid and proposal pipeline, integration of acquisitions, margin improvement, cost containment, and strategic positioning for future growth opportunities, among other factors. The Chief Executive Officer also reviews the size of peer companies and the size of similar and related peer companies' organizations as related to the named executive officers of the organization. The base salary of our Chief Executive Officer is reviewed and recommended by the Compensation Committee acting in consultation with the other independent members of our Board.

        In November 2014, the Compensation Committee applied the same compensation principles as in previous years for 2015 and continued to focus on pay for performance. Although there were many valuable achievements in 2014, these successes were not reflected in the Company's total stockholder returns in 2014. The Company's financial results during 2014 were adversely impacted by continuing U.S. federal government contracting industry challenges, including sequestration, a challenging DoD budgetary environment, a defense industry contraction and a Continuing Resolution. Accordingly, base compensation for Kratos' Chief Executive Officer and almost all other of the executive officers for 2015 was frozen at 2014 levels—the second base salary freeze since 2013. Mr. Carrai's base salary adjustment (effective March 1, 2015) was made to align the base salary with the duties associated with operating the Company's largest division, comparable salaries under current industry circumstances, and retention considerations; and Mr. Adelman's base salary increased in August 2015 after he was promoted to the President of the Company's newly formed Microwave Electronics division.

        Although there were many valuable achievements in 2015, the Compensation Committee made the decision to freeze the 2016 base compensation for all corporate and operational executive officers at 2015 levels. This was done in recognition of the continued very difficult U.S. federal government and DoD budgetary environment, the continued discretionary investments the Company is making in the Unmanned Systems, Satellite Communications and Microwave Electronics strategic focus areas, and aligning executive compensation with the long-term growth strategy of the Company. This alignment with the long-term growth strategy of the Company also included an increase in the equity grants to certain of the executive officers.

        The base salary increases provided to our named executive officers ranged from 0% to 13.9% for 2015 and no base salaries increased for our named executive officers for 2016. Our named executive officers' annual base salaries in 2015, the percentage of target total direct compensation represented by the base salaries, and annual base salaries for 2016 are as follows:

Named Executive Officer	2015 Base Salary ($)	Percent Change from 2014	Percent of Total Target Direct Compensation	2016 Base Salary ($)	Percent Change from 2015
Eric DeMarco	760,000	0.0%	30.0%	760,000	0.0%
Deanna Lund	460,000	0.0%	39.4%	460,000	0.0%
Jonah Adelman	350,000	6.1%	52.7%	350,000	0.0%
Gerald Beaman	335,000	0.0%	35.4%	335,000	0.0%
Phillip Carrai	450,000	13.9%	46.7%	450,000	0.0%
Deborah Butera	364,000	0.0%	46.1%	—	—
Richard Poirier	485,000	0.0%	40.4%	—	—

Target Annual Bonus

        Our Annual Bonus Plan rewards executive officers for performance relative to key financial measures that drive value for stockholders. At the beginning of each year, the Chief Executive Officer determines specific financial performance targets for all executives (excluding himself) based on the annual operating plan ("AOP") for the Company and the applicable business division. In addition, the Chief Executive Officer establishes specific business and strategic objectives that are measured at the end of the year for attainment. All executive officers have the opportunity to receive incentive compensation in the form of annual bonuses of cash based upon the achievement of certain individual and Company performance objectives during the fiscal year. Typically, target cash bonus awards are based upon a percentage of the executive's salary and range from 45% to 100% of the executive's salary. In determining the appropriate level of target bonus for each executive, the Compensation Committee considers the recommendation of the Chief Executive Officer and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive's target bonus amount is based on goals related to the Company's achievement of specific financial targets for the fiscal year, which typically include a combination of Adjusted EBITDA, operating cash flow, DSOs, revenues, backlog, gross margins, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational and strategic objectives. The Company's fiscal year 2015 AOP was prepared by the Company in October 2014 and approved by the Board in December 2014. The fiscal year 2015 AOP was prepared during a time when there was significant uncertainty around DoD budgetary funding and the defense industry contraction; and during a federal government Continuing Resolution Authorization ("CRA"), meaning no U.S. federal budget was in place. Consequently, the fiscal year 2015 AOP ultimately included aggressive revenue, Adjusted EBITDA, and operating cash flow targets as related to fiscal year 2015 annual incentive compensation purposes, based upon ultimate 2015 federal funding.

        As previously noted, the Company's primary marketplace has been under extreme pressure since the Budget Control Act of 2011, which significantly reduced U.S. federal government and DoD discretionary spending. The Compensation Committee has attempted to take into consideration this continuing deteriorating market environment when setting the Company's AOP financial targets. Accordingly, as the Company's primary marketplace has seen significantly reduced funding, this continuing challenging budgetary environment has been reflected in the Company's 2015 AOP targets, as compared to its 2014 AOP targets. Additionally, in 2015 the Company changed its Public Safety & Security business strategy to focus on smaller security system deployment programs, which generally have generated higher profit margins as compared to larger projects. As a result, the Company's original 2015 AOP targets were reduced as compared to its 2014 AOP targets to also reflect this major strategy change. The Compensation Committee believes that the Company's 2015 AOP targets, though adjusted as compared to the 2014 AOP targets to reflect the continuing extremely difficult DoD funding environment, remained rigorous and challenging for the management team. Specifically, the 2015 targets were considered rigorous due to continued delays in expected contractual awards and funding; high protest activity by competitors; increased competition due to a lower number of new contract awards; contracts being awarded on low price, technically acceptable criteria; increased awards to defined small businesses and other set-asides, which Kratos does not qualify for; federal budget CRAs; and the potential for sequestration-type funding cuts to the Company's primary customer set.

        The original 2015 AOP targets included revenues of $800.9 million, Adjusted EBITDA of $74.6 million, and operating cash flow of $6.3 million. Primarily as a result of the Herley Divestiture in August 2015 and the treatment of the divestiture as a discontinued operation, and to a lesser degree due to the increased discretionary investments in the Company's UTAP-22 initiative and certain delays in expected awards in the Company's Modular System sand Unmanned Systems businesses, a revised fiscal year 2015 AOP was prepared in September 2015. The revised fiscal year 2015 AOP included revenues of $670 million, Adjusted EBITDA of $50 million, and a use of operating cash flow of $7.2 million. The Compensation Committee measured the financial performance for 2015 against the revised fiscal year 2015 AOP. The ultimate impact of the continuing uncertainty of the budgetary environment was not factored into the original fiscal year 2015 or the revised fiscal year 2015 AOPs, as the various potential scenarios that could transpire were impossible to predict. The Compensation Committee approved these very aggressive targets, in part, so to challenge the management team to excel as much as possible in this very difficult and challenging environment.

        In order to be eligible to receive an award on the financial targets, comprising 60% to 75% of the executive's total incentive compensation, minimum performance levels of 90% of EBITDA targets must be achieved. Once financial targets are achieved, the executive will typically receive a pro rata percentage of his or her bonus target based on linear interpolation. Key non-financial focus areas and additional substantive targets set by the Compensation Committee as directly related to the achievement of 2015 Incentive Bonus Compensation and the Company's long term strategy, which management successfully executed, included:

  •
  Managed the Company through significantly declining U.S. federal government and DoD budgets.

  •
  Executed a strategic plan to significantly diversify the Company's business, whereby approximately 43% and 39% of Kratos' current revenues are generated from non-U.S. federal government customers, including commercial or international customers, in 2014 and 2015, respectively, as compared to approximately 24% in 2011.

  •
  Made important progress in large, new growth and opportunity areas, including unmanned systems, electronic warfare and satellite communications. Specifically, in 2015 we successfully completed the development of and demonstrated Kratos' UTAP-22, a low cost, high performance, UCAS designed to operate in A2/AD environments.

  •
  Completed the development of the Company's UTAP aircraft, working with a Government customer agency to meet the performance characteristics of the Government customer community, culminating in flight demonstrations to provide evidence of these key performance metrics and requirements. In the successful demonstration flights, the Company's UTAP-22 flew tactical formation flights with an AV-8B Harrier Jet aircraft, which was one of the first times in aviation history that an unmanned aerial system, with performance capabilities equal to a 4th generation manned fighter air craft, flew with and was controlled by the manned fighter aircraft. The successful flight tests of the UTAP-22 in 2015 were important strategic milestones for the Company, which the Board believes will be a significant future value driver for the Company.

  •
  Over the past two years, Kratos has been at the forefront of the DoD's Third Offset Strategy to find new and technologically "leap frogging" systems for the U.S. warfighter and the Government industry partnership initiative, including as related to the Company's UTAP-22.

  •
  Successfully retained the Company's existing Intellectual Property and Data Rights in its unmanned aerial systems.

  •
  Positioned the Company to successfully bid on and win a major new tactical unmanned aerial system program, the Defense Advanced Research Project Agency's ("DARPA") Gremlins Program, which the Company was awarded in March 2016.

  •
  Positioned the Company to bid on the Air Force Research Lab's ("AFRL") new high performance unmanned tactical aerial system program, the Low Cost Attributable Strike Tactical Demonstration ("LCASTD"), expected to be awarded to the winning bidder in 2016.

  •
  Made targeted investments in strategic focus areas in the electronic products, unmanned systems and satellite communications divisions with potential long-term growth prospects.

  •
  Completed a strategic review of the Company's businesses, resulting in the Herley Divestiture, for $260 million and $5 million for taxes incurred as part of the transaction, or estimated net proceeds of $237.6 million. The Company had acquired Herley in 2011 for approximately $270 million; and post-divestiture, has retained the electronic Microwave Products business based in Israel and the ground control and avionics business which is now part of the Company's Unmanned Systems business. In summary, the Company sold the U.S. and U.K. Electronic Products business, for approximately the same price that it had paid for the entire Herley acquisition, at a multiple well in the top end of comparable transaction multiples, while also retaining the Israeli and avionics business, which generate aggregate annual revenues of over $70 million. The Herley Divestiture sold at one of the highest sales multiples executed in the industry.

  •
  Reduced overall indebtedness by $216 million, including the $175 million redemption of the Company's Senior Notes and the pay down of the outstanding balance on the Company's line of credit of $41 million. The reduction of total indebtedness equates to a reduction of approximately $13.5 million of annual cash interest.

  •
  Amended the Company's Credit Agreement for its $110 million line of credit to permit the Company to replenish the collateral base of $50.8 million sold with the Herley Divestiture and eliminate the minimum fixed charge coverage ratio if there are no borrowings outstanding under the line of credit, and to reduce the covenant according to borrowings outstanding, as defined in the Credit Agreement. As of January 31, 2016, the entire amount of the collateral base sold with the Herley Divestiture was replenished, resulting in the full amount of the $110 million of the line of credit available, subject to the borrowing base.

  •
  Managed and reduced the Company's overall cost structure, employee headcount and facility requirements in response to the current challenging U.S. federal contracting industry environment, resulting in an aggregate headcount reduction of 9% year-over-year from fiscal year 2014 to fiscal year 2015, excluding the impact of the headcount related to the Herley Divestiture.

  •
  Successfully negotiated and executed a sublease arrangement for one of the Company's largest facility lease commitments in Maryland. The lease commitment was assumed in 2011 by the Company in conjunction with its acquisition of Integral Systems, Inc. In the fourth quarter of 2015, the Company executed a new sublease arrangement for the facility which now covers the entire term of the lease commitment through 2020 and encompasses all space in the entire facility. As a result of this new arrangement, the Company expects cash flows to improve by $2.1 to $3.6 million per year, for an estimated aggregate improvement of $15.2 million for the remaining lease term through 2020.

  •
  Continued aggressive management of the cost components of the Company, including headcount and facilities costs.

        The Compensation Committee and/or our Chief Executive Officer retain wide discretion to interpret the terms of the cash bonus plan and to identify the extent to which an individual's performance objectives have been met in any particular fiscal year. The Compensation Committee and/or the Chief Executive Officer also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award, even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions, industry trends, and additional accomplishments achieved. Based on a 40/60 allocation of non-financial and strategic achievements versus financial achievements for corporate executive officers, the Compensation Committee made the decision to grant 100% of the non-financial achievements (or 40% of the targeted cash bonus award) and 66.7% of the financial achievements (or 40% of the targeted cash bonus award), for an aggregate 80% of the total targeted cash bonus award. The full 40% of the targeted cash bonus award for non-financial and strategic achievements was awarded in recognition of the accomplishments discussed above. The Compensation Committee made the decision to award 66.7% of the financial achievements after taking into consideration achievement of 98% of the revenue target and 89% of the Adjusted EBITDA target; and after evaluating the operating cash flow results, taking into account the increased investment in the Company's UCAS initiative, the impact of the Herley Divestiture, and the redemption of the Company's Senior Notes during 2015.

        In addition, the Compensation Committee and/or Chief Executive Officer may approve bonuses outside of the cash bonus plan. For example, the Compensation Committee and/or Chief Executive Officer may approve bonus awards in connection with an executive officer's efforts and accomplishments with respect to our strategic initiatives and milestones, and such bonus awards may overlap with or be in addition to bonus awards under the cash bonus plan. This occurred on June 1, 2015 when the Company entered into a bonus agreement with Mr. Poirier as an incentive to recognize Mr. Poirier's contributions in the event of the completion and closing of the Herley Divestiture transaction. Under that agreement, Mr. Poirier would receive a cash bonus payable within ten days after the closing of the Herley Divestiture transaction and Mr. Poirier's unvested time-based equity awards would vest upon the closing of the transaction. The cash bonus under the agreement was $4,000,000 if the Company received between $250 and $275 million in cash for the transaction, $5,000,000 if the Company received between $275 and $300 million in cash for the transaction, and $6,000,000 if the Company received $300 million or greater in cash for the transaction.

        Below is a summary of the target awards, maximum awards and actual cash awards paid to the named executive officers for 2015.

	Award Targets
Named Executive Officer	Target ($)	Maximum ($)	2015 Actual Cash Payout as a % of Target	2015 Actual Cash Payout amount ($)
Eric DeMarco	760,000	760,000	80.0%	608,000	(1)
Deanna Lund	345,000	345,000	80.0%	276,000	(1)
Jonah Adelman	175,000	175,000	78.7%	137,783	(1)
Gerald Beaman	167,500	167,500	23.2%	38,884	(1)
Phillip Carrai	270,000	270,000	79.1%	213,692	(1)
Deborah Butera	218,400	218,400	0.0%	—
Richard Poirier	485,000	6,485,000	61.7%	4,000,000	(2)

(1)
The Compensation Committee made the decision to pay the 2015 cash incentive compensation at 80% of target for Mr. DeMarco and Ms. Lund. Although the target financial performance metrics were not met, the Compensation Committee took into consideration their significant and strategically important non-financial achievements discussed in the bullet points above. The Compensation Committee made the decision to pay the incentive compensation to Messrs. Adelman, Beaman, and Carrai at the computed incentive compensation amounts when measured against the financial and non-financial targets established in November 2014.

(2)
Since the Company received $260 million in cash for the Herley Divestiture, Mr. Poirier received a cash bonus of $4,000,000 pursuant to the terms of the June 1, 2015 bonus agreement described above.

        Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, the Compensation Committee granted RSUs in January 2015 to the named executive officers as set forth in the table below.

	2015 RSU Grants

Named Executive Officer	No. of RSUs	Vesting Schedule	No. of RSUs	Vesting Schedule

Eric DeMarco	115,000	100% 10 year cliff vest	100,000	20% vest for every 10% increase in stock price from grant price of $5.02
Deanna Lund	37,500	100% 5 year cliff vest	37,500	20% vest for every 10% increase in stock price from grant price of $5.02
Jonah Adelman(1)	30,000	100% 5 year cliff vest	—	—
Gerald Beaman(2)	15,000 50,000	100% 5 year cliff vest 100% vest on 6/30/2017	15,000	20% vest for every 10% increase in stock price from grant price of $5.02
Phillip Carrai	22,500	100% 5 year cliff vest	22,500	20% vest for every 10% increase in stock price from grant price of $5.02
Deborah Butera	20,000	100% 5 year cliff vest	20,000	20% vest for every 10% increase in stock price from grant price of $5.02
Richard Poirier	22,500	100% 5 year cliff vest	22,500	20% vest for every 10% increase in stock price from grant price of $5.02

(1)
Mr. Adelman was granted 30,000 RSUs on August 21, 2015 in connection with his promotion to Microwave Electronics Division President.

(2)
In addition to the 30,000 RSUs granted to Mr. Beaman in January 2015, Mr. Beaman was also granted 50,000 RSUs on March 20, 2015 as a long-term retention tool to align with the significant required milestones in the next 27 months, specifically related to the success of the Company's UTAP and tactical unmanned aircraft initiative.

        In 2015, our equity awards were comprised of RSUs with (i) approximately 50% of the shares subject to the award vesting at 100% on the five year anniversary of the grant date and (ii) approximately 50% of the shares subject to the award vesting 20% for each 10% increase in Kratos' stock price (above the grant date price of $5.02) that occurs within ten years from the grant date. For instance, upon the Company's common stock reaching $5.52 per share, or a 10% increase from the grant date share price, 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $6.02, an additional 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $6.52, an additional 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $7.02, an additional 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $7.53, the performance-based RSU award will fully vest. In summary, full vesting of the performance-based RSU award will occur upon the Company's common stock price reaching $7.53, or a 50% increase from the grant date market price of $5.02. The time-vesting RSU awards cliff vest 100% at the end of five years for executive officers and ten years for the Chief Executive Officer, which the Compensation Committee believes provides a strong retention tool.

        In 2016, the Compensation Committee granted RSUs similar to the 2015 awards to the named executive officers as set forth in the table below. The 2016 performance-based RSUs vest 20% for every 10% increase in the Company's common stock (above the grant date price of $4.07) that occurs within ten years from the grant date, provided that certain other conditions are met, align executive officer interest with the Company's stock performance. The time-based RSUs align executive officer and stockholder long-term interests with five-year cliff vesting for the named executive officers. Additionally, the Chief Executive Officer's RSU award in 2016 is subject to a five-year holding period under which the common stock underlying the RSUs will not be issued and released until after five years from the vesting date. The Compensation Committee mandated that the Chief Executive Officer's RSUs be subject to a five-year holding period, as the Committee believes that this five-year vesting term plus five-year holding period truly aligns the Chief Executive Officer's interests with the Company's long-term strategy and related value creation for the stockholders of the Company. The Compensation Committee took such actions to more closely align the Chief Executive Officer's compensation with the long-term strategy of the Company and its stockholders, recognizing that the successful execution of the Company's strategy is being impacted by overall extended adverse industry factors such as the Budget Control Act, sequestration, numerous and extended Continuous Resolutions, increased competition and competitor bid protest activity and an overall extremely challenging Federal Government and DoD Budgetary environment.

	2016 RSU Grants

Named Executive Officer	No. of RSUs	Vesting Schedule	No. of RSUs	Vesting Schedule

Eric DeMarco(1)	100,000	100% 5 year cliff vest	100,000	20% vest for every 10% increase in stock price from grant price of $4.07
Deanna Lund	50,000	100% 5 year cliff vest	50,000	20% vest for every 10% increase in stock price from grant price of $4.07
Jonah Adelman	15,000	100% 5 year cliff vest	15,000	20% vest for every 10% increase in stock price from grant price of $4.07
Gerald Beaman	15,000	100% 5 year cliff vest	15,000	20% vest for every 10% increase in stock price from grant price of $5.02
Phillip Carrai	40,000	100% 5 year cliff vest	40,000	20% vest for every 10% increase in stock price from grant price of $4.07
Deborah Butera(2)	—	—	—	—
Richard Poirier(2)	—	—	—	—

(1)
As discussed above, Mr. DeMarco's RSUs granted in 2016 are subject to a five-year holding period, in addition to the vesting provisions noted above.

(2)
Ms. Butera and Mr. Poirier's employment with the Company ended in 2015, so they did not receive RSU grants in 2016.

Executive Benefits and Perquisites

        All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all eligible employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We sponsor no pension plans or nonqualified deferred compensation plans. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Change in Control and Severance Benefits

        Pursuant to employment agreements with Mr. DeMarco, Mr. Beaman, Mr. Carrai, and Mr. Poirier and severance and change in control agreements with Ms. Lund and Ms. Butera, we provide these officers the opportunity to receive additional compensation and benefits in the event of their termination under certain circumstances or upon a change in control of the Company. Severance and change in control provisions are summarized below in the section entitled "Employment Agreements; Potential Payments Upon Termination or Change in Control." The Compensation Committee's analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change in control arrangements with our executive officers are reasonable and within the range offered by peer companies.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether the Company's overall compensation program for employees in 2015 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short term compensation incentives that we believe is properly weighted, the uniformity of compensation policies across the Company, and the use of our 2014 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company as a baseline for our annual incentive plan targets. We also believe the Company's internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long term business transaction in exchange for short term compensation benefits. The Compensation Committee believes that the risks inherent with the vesting provisions of certain of the 2015 RSU grants that vest upon the increase of the Company's stock price are mitigated by the balance of the overall compensation package of the executive officers, as well as the long-term vesting of the RSUs granted in prior periods that require sustainability of the stock price and other long-term growth factors.

Summary Compensation Table

        The following table summarizes the total compensation earned by our Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers, and two additional individuals for whom disclosure would have been provided, but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year (collectively, the "named executive officers") for fiscal years 2015, 2014, and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Award(s) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2015	760,000	608,000	855,900	(3)	(135,497	)(3)	—	41,158	(4)	2,129,561
President and Chief	2014	757,500	608,000	1,162,500		—		—	40,931	(4)	2,568,931
Executive Officer	2013	695,000	695,000	—		1,062,586		—	64,937	(4)	2,517,523
Deanna Lund	2015	460,000	276,000	365,625		—		—	25,961	(5)	1,127,586
Executive Vice President	2014	458,654	276,000	465,000		—		—	29,392	(5)	1,229,046
and Chief Financial Officer	2013	425,000	318,750	—		437,738		—	44,167	(5)	1,225,655
Jonah Adelman(11)	2015	338,867	137,783	129,000		—		—	70,704	(6)	676,354
President, Microwave	2014	—	—	—		—		—	—		—
Electronics Division	2013	—	—	—		—		—	—		—
Gerald Beaman	2015	335,000	38,884	437,250		—		—	11,925	(7)	823,059
President, Unmanned	2014	333,196	55,833	310,000		—		—	11,700	(7)	710,729
Systems Division	2013	120,577	51,563	—		81,836		—	35,757	(7)	289,733
Phillip Carrai	2015	438,796	213,692	219,375		—		—	11,795	(8)	883,658
President, Technology &	2014	393,269	262,033	465,000		—		—	11,700	(8)	1,132,002
Training Solutions Division	2013	348,462	99,018	—		225,577		—	11,475	(8)	684,532
Deborah Butera	2015	287,604	—	195,000		—		—	358,385	(9)	840,989
Senior Vice President,	2014	363,230	131,040	232,500		—		—	11,700	(9)	738,470
General Counsel,	2013	344,000	154,800	—		217,443		—	11,475	(9)	727,718
Chief Compliance Officer and Secretary
Richard Poirier	2015	326,441	4,000,000	219,375		—		—	435,540	(10)	4,981,356
President, Electronic	2014	484,999	294,699	155,000		—		—	11,700	(10)	946,398
Products Division	2013	484,795	113,166	—		84,591		—	11,475	(10)	694,027

(1)
Represents cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos' cash bonus plans are typically paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above.

(2)
The amounts shown equal the fair value of RSU awards at the date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Topic 718"). We caution that the amount ultimately realized from the RSU awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 10 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2015 filed with the SEC on March 10, 2016.

(3)
On December 31, 2014, Mr. DeMarco forfeited 15,000 of the RSUs granted in 2014, as reflected in a reduction in Stock Awards by $119,100. On October 16, 2015, Mr. DeMarco forfeited 51,152 of the stock options granted in 2013, as reflected in a reduction in Option Awards by $135,497.

(4)
Represents the taxable income attributable to Mr. DeMarco for a cash payout of $29,231, $29,231, and $53,462 for paid time off for 2015, 2014, and 2013, respectively; and the Company's matching contribution to the 401(k) plan of $11,925 in 2015, $11,700 in 2014, and $11,475 in 2013.

(5)
Represents the cash payout for paid time off of $17,692, $17,692, and $37,692 in 2015, 2014, and 2013, respectively, and the Company's matching contribution to the 401(k) plan of $8,269 in 2015, $11,700 in 2014, and $11,475 in 2013.

(6)
Represents the Company's contribution to severance, disability, and insurance plans generally provided in Israel, including education funds. This amount represents $28,275 in Israeli severance fund payments, $16,972 in managerial insurance funds, and $25,457 in supplemental education fund contribution.

(7)
Represents the Company's matching contribution to the 401(k) plan of $11,925, $11,700, and $5,747 for 2015, 2014, and 2013, respectively, and a sign-on bonus of $30,000 for 2013.

(8)
Represents the Company's matching contribution to the 401(k) plan of $11,795, $11,700, and $11,475 for 2015, 2014, and 2013, respectively.

(9)
Represents the Company's matching contribution to the 401(k) plan of $11,700, $11,700 and $11,475 for 2015, 2014, and 2013, respectively, and a cash payout of $73,685 and severance of $273,000 for 2015.

(10)
Represents the Company's matching contribution to the 401(k) plan of $10,800, $11,700 and $11,475 for 2015, 2014, and 2013, respectively, and a cash payout of $144,404 and severance of $280,336 for 2015.

(11)
Mr. Adelman was not an executive officer during fiscal years 2013 and 2014; accordingly, only his compensation for fiscal year 2015 is reported. The New Israeli Shekel ("NIS") amounts relating to compensation for Mr. Adelman are translated into the U.S. dollar at the exchange rate of NIS into U.S. dollars at the time of payment.

Grants of Plan-Based Awards

        The following table sets forth for the fiscal year ended December 27, 2015 certain information regarding grants of plan-based awards to each of our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
						Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Eric DeMarco	1/1/2015	—	760,000	760,000	215,000	975,000
Deanna Lund	1/1/2015	—	345,000	345,000	75,000	365,625
Jonah Adelman	8/21/2015	—	175,000	175,000	30,000	129,000
Gerald Beaman	1/1/2015	—	167,500	167,500	30,000	146,250
	3/20/2015				50,000	291,000
Phillip Carrai	1/1/2015	—	270,000	270,000	45,000	219,375
Deborah Butera	1/1/2015	—	218,400	218,400	40,000	195,000
Richard Poirier	1/1/2015	—	485,000	6,485,000	45,000	219,375

(1)
Amounts shown are the estimated possible payouts for fiscal year 2015 under the annual cash bonus program, based on certain assumptions. The actual bonuses awarded to the named executive officers for the 2015 fiscal year are reported in the above Summary Compensation Table under the column "Bonus."

(2)
Amounts shown represent RSUs granted under the 2014 Equity Incentive Plan to the named executive officers in fiscal year 2015. As more fully described above, approximately 50% of the RSUs granted on January 1, 2015 vest 20% upon every 10% increase in the Company's stock price from the date of grant and the other approximately 50% vest 100% on the five-year anniversary of the date of grant (except the time-based portion of Mr. DeMarco's RSUs vest 100% on the ten-year anniversary of the date of grant). Also described above, Mr. Beaman's March 20, 2015 RSU grant vests on June 30, 2017, and Mr. Adelman's August 21, 2015 RSU grant vests on the five-year anniversary of the date of grant.

(3)
The fair value of stock awards as calculated in accordance with Topic 718 is $5.02 per share for the time-based grants and $4.73 for the market-based grants on January 1, 2015; $5.82 per share for the grant on March 20, 2015; and $4.30 per share for the grant on August 21, 2015.

Outstanding Equity Awards at December 27, 2015

        The following table sets forth the outstanding equity awards for each named executive officer as of December 27, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexerciseable		Option Exercise Price ($)	Option Expiration Date(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Eric DeMarco	38,076	(9)	286,924	(9)	4.98	1/4/2023	768,125	(4)	3,195,400
Deanna Lund	17,464	(9)	137,462	(9)	4.98	1/4/2023	269,000	(5)	1,119,040
Jonah Adelman	—		—		—	—	37,200	(6)	154,752
Gerald Beaman	—		20,000	(10)	7.00	8/5/2023	104,000	(7)	432,640
Phillip Carrai	—		80,000	(9)	4.98	1/4/2023	126,000	(8)	524,160
Deborah Butera	—		—		—	—	—		—
Richard Poirier	—		—		—	—	—		—

(1)
All options listed are fully vested and exercisable.

(2)
Expiration date assumes that optionee remains in service of the Company through the full term of the stock option grant.

(3)
Represents the aggregate market value of the unvested RSU awards held by the named executive officers as of December 27, 2015, based on the closing price of a share of Kratos common stock of $4.16 on December 24, 2015.

(4)
Comprised of: (i) 98,750 RSUs granted on January 30, 2007 that will vest on the 15 year anniversary of the date of grant; (ii) 49,375 RSUs granted on March 26, 2007 that will vest on the 15 year anniversary of the date of grant; (iii) 45,000 RSUs granted on January 4, 2008 that will vest on the 15 year anniversary of the date of grant; (iv) 30,000 RSUs granted on January 2, 2009 that will vest on the 15 year anniversary of the date of grant; (v) 50,000 RSUs granted on January 2, 2010 that will vest on the 10 year anniversary of the date of grant; (vi) 75,000 RSUs granted on January 3, 2011 that will vest on the 10 year anniversary of the date of grant; (vii) 150,000 RSUs granted on January 3, 2012 that will vest on the 10 year anniversary of the date of grant; (viii) 135,000 RSUs granted on January 3, 2014, 60,000 of which vest in tranches of 15,000 when the Company's stock price reaches $9.72, $10.53, $11.34, and $12.15 and 75,000 of which vest on the 10 year anniversary of the date of grant; and (ix) 135,000 RSUs granted on January 1, 2015, 20,000 of which vest when the Company's stock price reaches $7.53 and 115,000 of which vest on the 10 year anniversary of the date of grant. The unvested RSU awards may vest at the earlier upon (i) a change in control of the issuer, subject to certain conditions, (ii) death or (iii) a termination of employment without cause. As discussed above, Mr. DeMarco's 2007, 2008, and 2009 RSU grants were amended in fiscal year 2015, extending the vesting term from the 10 year anniversary of the date of grant to the 15 year anniversary of the date of grant.

(5)
Comprised of: (i) 20,000 RSUs granted on January 30, 2007 that will vest on the 10 year anniversary of the date of grant; (ii) 10,000 RSUs granted on March 26, 2007 that will vest on the 10 year anniversary of the date of grant; (iii) 10,000 RSUs granted on January 4, 2008 that will vest on the 10 year anniversary of the date of grant; (iv) 20,000 RSUs granted on January 2, 2009 that will vest on the 10 year anniversary of the date of grant; (v) 30,000 RSUs granted on January 2, 2010 that will vest on the 10 year anniversary of the date of grant; (vi) 30,000 RSUs granted on January 3, 2011 that will vest on the 10 year anniversary of the date of grant; (vii) 50,000 RSUs granted on January 3, 2012 that will vest on the 10 year anniversary of the date of grant; (viii) 54,000 RSUs granted on January 3, 2014, 24,000 of which vest in tranches of 6,000 when the Company's stock price reaches $9.72, $10.53, $11.34, and $12.15 and 30,000 of which vest on the five year anniversary of the date of grant; and (ix) 45,000 RSUs granted on January 1, 2015, 7,500 of which vest when the Company's stock price reaches $7.53 and 37,500 of which vest on the five year anniversary of the date of grant. The unvested RSU awards may vest at the earlier upon (i) a change in control of the issuer, subject to certain conditions or (ii) a termination of employment without cause.

(6)
Comprised of: (i) 5,200 RSUs granted on March 30, 2012 that will vest on the five year anniversary of the date of grant; (ii) 2,000 RSUs granted on March 30, 2013 that will vest on March 30, 2016 (such RSUs were originally part of an RSU grant on March 30, 2011, where 10,000 RSUs were granted that vested 20% upon each anniversary of the date of grant, and which may vest earlier upon a change in control; these RSUs were originally granted under the 2005 Equity Incentive Plan, but the unvested portion was cancelled and re-granted under the Herley Industries, Inc. Amended and Restated 2010 Stock Plan, which the same vesting schedule; and (iii) 30,000 RSUs granted on August 21, 2015 that will vest on the five year anniversary of the date of grant. The unvested RSU awards may vest earlier upon a change in control of the issuer, subject to certain conditions.

(7)
Comprised of: (i) 36,000 RSUs granted on January 3, 2014, 16,000 of which vest in tranches of 4,000 when the Company's stock price reaches $9.72, $10.53, $11.34, and $12.15 and 20,000 of which vest on the five year anniversary of the date of grant, and which may vest earlier upon a change in control of the issuer, subject to certain conditions; (ii) 18,000 RSUs granted on January 1, 2015, 3,000 of which vest when the Company's stock price reaches $7.53 and 15,000 of which vest on the five year anniversary of the date of grant, and which may vest earlier upon a change in control of the issuer, subject to certain conditions; and (iii) 50,000 RSUs granted on March 20, 2015 that will vest on June 30, 2017, unless earlier vested upon a termination without cause.

(8)
Comprised of: (i) 15,000 RSUs granted on January 3, 2011 that will vest on the five year anniversary of the date of grant, unless earlier vested upon a change in control of the issuer; (ii) 30,000 RSUs granted on January 3, 2012 that will vest on the five year anniversary of the date of grant, unless earlier vested upon a change in control of the issuer; (iii) 54,000 RSUs granted on January 3, 2014, 24,000 of which vest in tranches of 6,000 when the Company's stock price reaches $9.72, $10.53, $11.34, and $12.15 and 30,000 of which vest on the five year anniversary of the date of grant, and which may vest earlier upon a change in control of the issuer, subject to certain conditions; and (iv) 27,000 RSUs granted on January 1, 2015, 4,500 of which vest when the Company's stock price reaches $7.53 and 22,500 of which vest on the five year anniversary of the date of grant, and which may vest earlier upon a change in control of the issuer, subject to certain conditions.

(9)
Comprised of stock options granted on January 4, 2013 as follows: (i) 76,152 and 34,926 stock options were granted to Mr. DeMarco and Ms. Lund, respectively, in recognition of the 35% of the 2012 minimum financial targets that were achieved or exceeded for 2012 incentive compensation purposes, but for which there was no cash payout since the minimum 90% threshold of Adjusted EBITDA had not been met. The Compensation Committee made the decision to grant stock options that vest 25% on every four year anniversary of the January 4, 2013 grant date to the corporate NEOs related to this recognition. As of December 27, 2015, 38,076 and 17,464 stock options are vested for Mr. DeMarco and Ms. Lund, respectively; and 38,076 and 17,462 stock options remain unvested for Mr. DeMarco and Ms. Lund, respectively. (ii) 150,000, 60,000, and 40,000, time-based stock options were granted to Mr. DeMarco, Ms. Lund, and Mr. Carrai, respectively, that vest on the five year anniversary of the date of grant. (iii) 98,848 (as adjusted for Mr. DeMarco's forfeiture of 51,152 performance-based stock options on October 16, 2015), 60,000, and 40,000 performance-based stock options were granted to Mr. DeMarco, Ms. Lund, and Mr. Carrai, respectively, which vest only upon the Company's stock price reaching $15.00 (or 201% above the price on the date of grant) within a six-year period from the date of grant.

(10)
Comprised of stock options granted on August 5, 2013 that will vest on the three year anniversary of the date of grant. Such stock options were granted to Mr. Beaman as incentive compensation when he joined the Company as its new division president.

Option Exercises and Stock Vested

        There were no exercises of stock options by our named executive officers during fiscal year ended December 27, 2015.

        The following table shows RSUs vested for the named executive officers during the fiscal year ended December 27, 2015:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Eric DeMarco	80,000		517,000
Deanna Lund	36,000		223,815
Jonah Adelman	2,000		10,920
Gerald Beaman	16,000		97,510
Phillip Carrai	36,000		210,825
Deborah Butera	95,000	(1)	448,210
Richard Poirier	83,000	(2)	401,845

(1)
Includes 76,000 RSUs that vested upon a termination without cause, as discussed in the "Employment Agreements; Potential Payments Upon Termination or Change in Control" section.

(2)
Includes 59,000 RSUs that vested in connection with the closing of the Herley Divestiture transaction, as discussed above.

Employment Agreements; Potential Payments Upon Termination or Change in Control

        In addition to other compensation arrangements described elsewhere in this Proxy Statement, we have entered into agreements with our named executive officers as follows:

Employment Agreement with Eric DeMarco

        On November 14, 2003, we entered into an Executive Employment Agreement with Mr. DeMarco, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "DeMarco Agreement"). Among other things, the terms of the DeMarco Agreement provide for Mr. DeMarco's compensation, eligibility to receive annual incentive awards and to participate in long term incentive, employee benefit and retirement programs.

        In the event that Mr. DeMarco is terminated without cause or upon a change of control followed by a triggering event, he will be entitled to receive a lump sum payment equal to the sum of three times his current base salary, plus three times his maximum target bonus potential for the year in which he was terminated, less any bonus amounts already received for such year, accelerated vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for three years or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Receipt of the foregoing severance compensation is conditioned upon, among other things, Mr. DeMarco's compliance with the one year post-termination non-solicitation provision set forth in the DeMarco Agreement and execution of a full general release releasing the Company from all claims the executive may have against the Company. For the avoidance of doubt, Mr. DeMarco's entitlement to the severance compensation described above shall remain in full force and effect in the event of a change of control of the Company. Additionally, in the event that there is a termination without cause or change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 100% of all outstanding and unvested equity awards.

        The timing of severance payments and benefits under the DeMarco Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Mr. DeMarco's employment agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G of the Code ("Section 280G").

        The vesting terms of Mr. DeMarco's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, Mr. DeMarco's unvested RSUs and stock options will vest in the event of a termination of service without cause, a change of control, and death. Assuming a termination without cause or other triggering event had occurred on December 27, 2015, this provision would have resulted in accelerated vesting of unvested equity awards valued at $2,982,608.

        If Mr. DeMarco had been terminated on December 27, 2015 without cause or in connection with a change in control, he would have received the following benefits under his employment agreement; (i) a lump sum payment of $4,560,000, equal to three times his current base salary and three times his maximum target bonus potential for the year; (ii) the accelerated vesting of his RSU awards and stock options with an aggregate market value on December 27, 2015 of $2,982,608; (iii) continued participation by Mr. DeMarco and his family in the Company's group health insurance benefits on the same terms as during his employment until the earlier of three years following his termination or procurement of health care coverage through another employer, provided that if the Company's insurance carrier will not allow for such benefits continuation the Company shall pay the premiums required to continue Mr. DeMarco's group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), with an aggregate annual cost of $21,317.

        For purposes of the DeMarco Agreement, the terms "cause," "change of control" and "triggering event" have the following meanings:

        Cause.    As defined more completely in the executive's employment agreement, "cause" means (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of executive with respect to executive's obligations or otherwise relating to the business of the Company, (ii) executive's material breach of the agreement or the Company's standard form of confidentiality agreement, (iii) executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (iv) executive's willful neglect of his duties or poor performance.

        Change of Control.    As defined more completely in the executive's employment agreement, "change of control" means any one of the following occurrences: (i) any person (other than persons who are employed by the Company or its affiliates at any time more than one year before a transaction) becomes the "beneficial owner" within the meaning of Rule 13d-3 of the Exchange Act directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then-outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation

Section 1.409A-3(i)(5)(v), (ii) during any consecutive one-year period following the date of the employment agreement, individuals who constituted the Board at the beginning of such period or their approved replacements (the "Beginning Board") cease for any reason to constitute a majority of the Board, but only to the extent that such acquisition constitutes a "change in the effective control" of Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), (iii) a merger or consolidation of Company with any other corporation unless: (a) the voting securities of Company outstanding immediately before the merger or consolidation would continue to represent at least 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no acquiror becomes the "beneficial owner," directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), and (iv) any person acquires all, or substantially all, of Company's assets, but only to the extent that such acquisition results in a "change in the ownership of a substantial portion" of Company's assets within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(vii).

        Triggering Event.    As defined more completely in the executive's employment agreement, "triggering event" means (i) executive's termination from employment by the Company without cause, (ii) a material change in the nature of executive's job or responsibilities, or (iii) the relocation of executive's principal place of work to a location more than 30 miles from the location executive was assigned to immediately prior to the change of control, and such relocation results in executive's one-way commute to work increasing by more than 30 miles from the executive's principal place of residence as of immediately prior to the announcement of such relocation, and (iv) the Company's material breach of the agreement.

Severance and Change of Control Agreement with Deanna Lund

        On March 28, 2005, we entered into a Severance and Change of Control Agreement with Ms. Lund, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "Lund Agreement"). The terms of this amended and restated agreement provide that, upon a change of control of the Company, Ms. Lund shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Lund Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause prior to a change of control, she is entitled to (A) severance compensation equal to one year of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to two years of her base salary then in effect, plus her maximum potential bonus amount for two years and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Lund Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

        The timing of severance payments and benefits under the Lund Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Lund's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.

        The vesting terms of Ms. Lund's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, Ms. Lund's unvested RSUs and stock options will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 27, 2015, this provision would have resulted in accelerated vesting of unvested equity awards valued at $1,119,040.

        Under the Lund Agreement, if Ms. Lund had been terminated without cause on December 27, 2015, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $460,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $13,876, and the accelerated vesting of her RSU and stock option awards with an aggregate market value on December 27, 2015 of $1,119,040. If Ms. Lund terminated on December 27, 2015 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,610,000, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $27,752, and (iii) the accelerated vesting of her RSUs and stock options with an aggregate market value on December 27, 2015 of $1,119,040.

Employment Agreement with Jonah Adelman

        There is no employment agreement between Mr. Adelman and the Company. The vesting terms of Mr. Adelman's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, certain RSUs granted to Mr. Adelman will vest in the event of a change in control. Assuming a change in control had occurred on December 27, 2015, this provision would have resulted in accelerated vesting of unvested equity awards valued at $29,952.

Employment Agreement with Gerald Beaman

        On August 5, 2013, we entered into an Employment Agreement with Mr. Beaman (the "Beaman Agreement"). Under the terms of the Beaman Agreement, Mr. Beaman's annual base salary was $330,000 and is eligible for annual increases subject to the Company's then current compensation policies. In addition, Mr. Beaman is entitled to receive additional annual discretionary incentive compensation of up to 50% of his base salary. In the event of his termination without cause, the Beaman Agreement provides that Mr. Beaman shall be entitled to (i) continued payment of his base salary for a period of six months from the termination date and (ii) continued medical and dental benefits for him and his eligible family members at the same cost to him as prior to his termination for a period of six months following termination.

        For purposes of the Beaman Agreement, cause is defined as (i) executive's violation of posted policy or rules of the Company; (ii) executive's willful refusal to follow the lawful directions given by executive's direct supervisor or the President of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; or (iii) executive's breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the Company.

        The vesting terms of Mr. Beaman's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Beaman will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 27, 2015, this provision would have resulted in accelerated vesting of unvested equity awards valued at $1,364. If Mr. Beaman had been terminated on December 27, 2015 without cause, Mr. Beaman's RSU agreement would have resulted in accelerated vesting of unvested equity awards valued at $201,760, and the Beaman Agreement would have resulted in (i) severance compensation equal to $167,500 to be paid over six months and (ii) continued medical and dental benefits for him and his eligible family members at the same cost to him as prior to his termination for a period of six months following termination with an aggregate annual cost of $979.

Employment Agreement with Phillip Carrai

        On January 17, 2014, we entered into a new Employment Agreement with Mr. Carrai (the "Carrai Agreement"). Under the terms of the Carrai Agreement, Mr. Carrai's annual base salary is $395,000, which is eligible for annual increases in accordance with the Company's then current compensation policies. In addition, Mr. Carrai is entitled to receive additional annual discretionary incentive compensation of up to 60% of his base salary. In the event of his termination without cause, the Carrai Agreement provides that Mr. Carrai shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date and (ii) any incentive compensation earned as of the termination date. In addition, in the event Mr. Carrai is terminated without cause upon a change of control, Mr. Carrai is entitled to receive continued payment of his base salary for a period of twelve months.

        For purposes of the Carrai Agreement, cause is defined as (i) executive's willful violation of posted policy or rules of the Company; (ii) executive's willful refusal to follow the lawful directions given by executive's direct supervisor or the President of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; or (iii) executive's breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the company. The definition of a change of control set forth in the Carrai Agreement is consistent with the definition set forth in the DeMarco Agreement, as described above.

        The vesting terms of Mr. Carrai's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Carrai will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 27, 2015, this provision would have resulted in accelerated vesting of unvested equity awards valued at $187,200. If Mr. Carrai had been terminated on December 27, 2015 without cause, he would have received severance compensation equal to $450,000 to be paid over twelve months. If Mr. Carrai had been terminated on December 27, 2015 in connection with a change in control, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twelve months of his base salary then in effect, which was $450,000 annually; and (ii) the accelerated vesting of his RSU and stock option awards with an aggregate market value on December 27, 2015 of $187,200.

Severance and Change of Control Agreement with Deborah Butera

        On August 2, 2010, we entered into a Severance and Change of Control Agreement with Ms. Butera, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "Butera Agreement"). The terms of this amended and restated agreement provide that, upon a change of control of the Company, Ms. Butera shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Butera shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Butera Agreement also provides for severance payments to Ms. Butera as follows: (i) if Ms. Butera is terminated without cause, she is entitled to (A) severance compensation equal to nine months of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of nine months following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to one year of her base salary then in effect, plus her maximum potential bonus amount for one year and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Butera Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

        The timing of severance payments and benefits under the Butera Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Butera's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.

        A termination of service without cause occurred on September 24, 2015, which resulted in Ms. Butera receiving the following benefits: (i) severance compensation equal to nine months of her base salary then in effect, in the amount of $273,000; (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination totaling $5,332, and (iii) the accelerated vesting of her RSU and stock option awards with an aggregate market value on September 24, 2015 of $329,840.

Employment Agreement with Richard Poirier

        On March 6, 2015, the Company entered into a new employment agreement effective as of January 1, 2015, with Mr. Poirier to serve as President of the Company's Electronic Products Division through December 31, 2018 (the "Poirier Agreement"). The Poirier Agreement provides the following principal financial terms: (i) a base salary of $485,000; (ii) an opportunity to earn annual incentive compensation in an amount up to 60% of the base salary, at the sole and absolute discretion of the Company; (iii) an opportunity to participate in the Company's employee benefit plans that are generally made available to the Company's employees, including but not limited to insurance programs; and (iv) payment of severance in the event of a termination of employment without cause or upon a change of control and subject to Mr. Poirier's execution of a customary release of claims agreement. In the event of a termination without cause, the Poirier Agreement also provides for severance payments to Mr. Poirier as follows: (i) continued payment of his base salary for a period of twelve months; (ii) an amount equal to twice the annual incentive compensation earned in the preceding year if the termination without cause occurs during the first year of the Poirier Agreement term or equal to the annual incentive compensation earned in the preceding year if termination without cause occurs during the second or third year of the Poirier Agreement term; and (iii) if needed, continued medical and dental benefits at the current employee contribution rate for the executive and eligible family members for six months. In the event Mr. Poirier is terminated upon a change of control, he would be entitled the same severance payment described above for a termination without cause, except he would receive his base salary for twenty-four months if the termination upon a change of control occurs during the first year of the Poirier Agreement term or twelve months if the termination upon a change of control occurs during the second or third year of the Poirier Agreement term.

        For purposes of the Poirier Agreement, cause is defined as (i) executive's violation of posted policy or rules of the Company, (ii) executive's willful refusal to follow the lawful directions given by executive's direct supervisor or the president of the Company from time to time or breach of any material covenant or obligation under the agreement or any other agreement with the Company, or (iii) executive's breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the Company. The definition of change of control as set forth in the Poirier Agreement is consistent with the definition set forth in the DeMarco Agreement, as described above. The vesting terms of Mr. Poirier's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Poirier will vest in the event of a change of control.

        A termination of service upon a change of control occurred on August 21, 2015 as a result of the Herley Divestiture, which resulted in Mr. Poirier receiving the following benefits under his employment agreement: (i) severance compensation equal to twenty-four months of his base salary then in effect, which was $485,000 annually; and (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, which totaled $649,718. Mr. Poirier did not elect for continuation of his then current health insurance coverage.

 DIRECTOR COMPENSATION

        The Compensation Committee periodically reviews comparative market data and recommendations from the Company's Human Resources Department and compensation consultants with regard to the structure of our non-employee director compensation program and the amounts paid to our non-employee directors. The following table summarizes the quarterly retainer and committee fees payable to our non-employee directors during the fiscal year ended December 27, 2015. All such fees are paid quarterly in arrears.

	2015 Director Compensation		2016 Director Compensation(1)
Board Member Quarterly Retainer	$12,500		$12,500
Board Chairman Quarterly Fee	$ 7,500		$ 7,500
Audit Committee Chair Quarterly Retainer	$ 3,750		$ 3,750
Audit Committee Member Quarterly Fee	$ 1,500		$ 1,500
Designated Financial Expert Quarterly Fee	$ 1,250		$ 1,250
Compensation Committee Chair Quarterly Retainer	$ 3,750		$ 3,750
Compensation Committee Member Quarterly Fee	$ 1,500		$ 1,500
Nominating & Governance Committee Chair Quarterly Retainer	$ 2,250		$ 3,750
Nominating & Governance Committee Member Quarterly Fee	$ 1,250		$ 1,250
Annual Equity Award	10,000 RSUs	(2)	10,000 RSUs	(2)

(1)
In March 2016, the Board's Compensation Committee approved a revised director compensation structure for fiscal year 2016, under which all Chair persons for each Committee received the same quarterly retainer.

(2)
Directors received 5,000 RSUs that vest 100% on the five year anniversary of the grant date and 5,000 RSUs that vest 20% for each 10% increase of the closing market price of the Company's common stock measured from the RSU grant date through the ten year anniversary.

        Our directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.

Director Summary Compensation Table

        The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 27, 2015 for services rendered as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)		All Other Compensation ($)	Total ($)
Scott Anderson(3)	70,000	50,200	—		—	120,200
Bandel Carano(4)	—	—	60,513	(2)	—	60,513
William Hoglund(5)	97,000	50,200	—		—	147,200
Scot Jarvis(6)	76,000	50,200	—		—	126,200
Jane Judd(7)	61,000	50,200	—		—	111,200
Samuel Liberatore(8)	55,000	50,200	—		—	105,200
Amy Zegart(9)	54,500	50,200	—		—	104,700

(1)
Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of RSUs. On January 1, 2015, each of Messrs. Anderson, Hoglund, Jarvis, and Liberatore and Mses. Judd and Zegart were granted 10,000 RSUs for their service on the Board. The grant date fair value of each RSU granted on January 1, 2015 was $5.02. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 10, 2016.

(2)
Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of options to purchase shares of Kratos. The following awards of stock options during 2015 were made pursuant to the Non-Management Directors Stock Option Fee Program, of which Mr. Carano is the only participant: (a) March 5, 2015, fully vested stock option to purchase 2,807 shares of common stock in lieu of $16,250 in director's fees; (b) May 20, 2015, fully vested stock option to purchase 2,827 shares of common stock in lieu of $16,250 in director's fees; (c) September 16, 2015, fully vested stock option to purchase 3,264 shares of common stock in lieu of $16,250 in director's fees; and (d) November 20, 2015, fully vested stock option to purchase 3,064 shares of common stock in lieu of $16,250 in director's fees. Mr. Carano's options granted in 2015 had an aggregate grant date market value ranging from $4.29 to $5.79. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 10, 2016.

(3)
Mr. Anderson had fully vested outstanding options to purchase 2,000 shares and held 30,000 RSUs as of December 27, 2015.

(4)
Mr. Carano had fully vested outstanding options to purchase 59,269 shares as of December 27, 2015.

(5)
Mr. Hoglund had fully vested outstanding options to purchase 2,000 shares and held 32,000 RSUs as of December 27, 2015.

(6)
Mr. Jarvis had fully vested outstanding options to purchase 2,000 shares and held 30,000 RSUs as of December 27, 2015.

(7)
Ms. Judd held 28,000 RSUs as of December 27, 2015.

(8)
Mr. Liberatore held 35,100 RSUs as of December 27, 2015.

(9)
Ms. Zegart held 10,000 RSUs as of December 27, 2015.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviews and approves the Company's compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.

                      THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                      Scot Jarvis, Chairperson
                      Bandel Carano
                      William Hoglund

        The foregoing Compensation Committee Report is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 24, 2016 by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Beneficial Ownership(1)
	Common Stock
Identity of Owner or Group	Shares		% Ownership
Named Executive Officers(2)
Eric DeMarco	556,079	(3)	*
Deanna Lund	134,700	(4)	*
Jonah Adelman	8,000		*
Gerald Beaman	21,102	(5)	*
Phillip Carrai	99,567	(6)	*
Deborah Butera	113,938	(7)	*
Richard Poirier	140,705	(8)	*
Directors
Scott Anderson c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075	65,401	(9)	*
Bandel Carano Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301	12,491,770	(10)	20.94%
William Hoglund P.O. Box 1914 Wilson, WY 83014	200,000		*
Scot Jarvis c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075	60,200		*
Jane Judd 4820 Eastgate Mall, Suite 200 San Diego, CA 92121	25,000		*
Samuel Liberatore 4820 Eastgate Mall, Suite 200 San Diego, CA 92121	1,333	(11)	*
Amy Zegart 4820 Eastgate Mall, Suite 200 San Diego, CA 92121	4,100		*
5% Stockholders:
Oak Management Corporation 901 Main Avenue, Suite 600 Norwalk, CT 06851	11,885,672	(12)	19.93%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	3,610,119	(13)	6.06%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	4,139,667	(14)	6.95%
All Directors and Executive Officers as a Group (17 persons)	13,858,371		23.20%
Total Shares Outstanding	59,583,569

*
Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of March 24, 2016. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 59,583,569 shares of common stock outstanding on March 24, 2016.

(2)
The address for all executive officers is 4820 Eastgate Mall, Suite 200, San Diego, CA 92121.

(3)
Includes 13,955 shares held in Kratos' 401(k) Plan, 23,169 shares purchased through the Kratos Employee Stock Purchase Plan, and 57,114 shares subject to options exercisable within 60 days from March 24, 2016.

(4)
Includes 13,379 shares held in Kratos' 401(k) Plan, 16,626 shares purchased through the Kratos Employee Stock Purchase Plan, and 26,195 shares subject to options exercisable within 60 days from March 24, 2016.

(5)
Includes 5,466 shares held in Kratos' 401(k) Plan and 5,582 shares purchased through the Kratos Employee Stock Purchase Plan.

(6)
Includes 12,883 shares held in Kratos' 401(k) Plan and 11,277 shares purchased through the Kratos Employee Stock Purchase Plan.

(7)
Based on information available to the Company, includes 37,938 shares (including 8,959 shares held in Kratos' 401(k) Plan and 2,184 shares purchased through the Kratos Employee Stock Purchase Plan) as reported in a Form 4 filed July 6, 2015 and 76,000 RSUs that vested as discussed above on page 53.

(8)
Based on information available to the Company, includes 81,705 shares (including 7,243 shares held in Kratos' 401(k) Plan and 14,962 shares purchased through the Kratos Employee Stock Purchase Plan) as reported in a Form 4 filed July 6, 2015 and 59,000 RSUs that vested as discussed above on page 53.

(9)
Includes 2,000 shares held by the Anderson Family Trust for the benefit of Mr. Anderson's children. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Family Trust.

(10)
Includes the shares of common stock held by the Oak Entities, as detailed in Note 12 below. Also includes 60,327 shares subject to options held by Mr. Carano that are exercisable within 60 days of March 24, 2016 and 606,098 shares of common stock held directly by Mr. Carano.

(11)
Includes 933 shares held in Kratos' 401(k) Plan.

(12)
Based on information contained in a Schedule 13D/A filed with the SEC on March 11, 2016 with respect to holdings of Kratos common stock. Includes (i) 267,786 shares held by Oak Investment Partners IX, Limited Partnership, a Delaware limited partnership ("Oak IX"), (ii) 2,853 shares held by Oak IX Affiliates Fund, Limited Partnership, a Delaware limited partnership ("Oak IX Affiliates"), (iii) 6,427 shares held by Oak IX Affiliates Fund-A, Limited Partnership, a Delaware limited partnership ("Oak IX Affiliates-A"), (iv) 539,618 shares held by Oak Investment Partners X, Limited Partnership, a Delaware limited partnership ("Oak X"), (v) 8,661 shares held by Oak X Affiliates Fund, Limited Partnership, a Delaware limited partnership ("Oak X Affiliates"), and (vi) 11,000,000 shares held by Oak Investment Partners XIII, Limited Partnership, a Delaware limited partnership ("Oak XIII"). Also includes 60,327 shares subject to options held by Mr. Carano that are exercisable within 60 days from March 24, 2016. Each of these entities has sole voting and dispositive power with respect to the shares they beneficially own. Oak Associates IX, LLC ("Oak Associates IX GP") is the general partner of Oak IX, Oak IX Affiliates, LLC ("Oak IX Affiliates GP") is the general partner of each of Oak IX Affiliates and Oak IX Affiliates-A, Oak Associates X, LLC ("Oak Associates X GP") is the general partner of Oak X, Oak X Affiliates, LLC ("Oak X Affiliates GP") is the general partner of Oak X Affiliates, and Oak Associates XIII, LLC ("Oak Associates XIII GP") is the general partner of Oak XIII. Mr. Carano, Edward Glassmeyer, Fredric Harman, and Ann Lamont are the manager members of each of Oak Associates IX GP and Oak IX Affiliates GP, and, as such, may be deemed to possess shared beneficial ownership of any shares of common stock held by Oak IX, Oak IX Affiliates, and Oak IX Affiliates-A. Mr. Carano, Mr. Glassmeyer, Mr. Harman, and Ms. Lamont are the managing members of each of Oak Associates

  X GP and Oak X Affiliates GP, and, as such, may be deemed to possess shared beneficial ownership of any shares of common stock held by Oak X and Oak X Affiliates. Mr. Carano, Mr. Glassmeyer, Mr. Harman and Ms. Lamont are the managing members of Oak Associates XIII GP, and, as such, may be deemed to possess shared beneficial ownership of any shares of common stock held by Oak XIII. As the general partner, these entities have shared voting and dispositive power over the shares held by the entity for which they are the general partner. All such shares are deemed to be beneficially owned by Oak Management Corporation, a Delaware corporation ("Oak Management") as the manager of Oak IX, Oak IX Affiliates, Oak IX Affiliates-A, Oak X, Oak X Affiliates, and Oak XIII. Oak IX, Oak Associates IX GP, Oak IX Affiliates, Oak IX Affiliates-A, Oak IX Affiliates GP, Oak X, Oak X Associates GP, Oak X Affiliates, Oak X Affiliates GP, Oak XIII, Oak Associates XIII GP and Oak Management are collectively referred to as the "Oak Entities." Mr. Carano, Edward Glassmeyer, Fredric Harman, and Ann Lamont (collectively, with the Oak Entities, the "Oak Reporting Persons") are deemed to have beneficial ownership of such shares as managing members of each general partner of the Oak Entities. In addition, Messrs. Carano, Glassmeyer, Harman, and Ms. Lamont have sole voting and dispositive power with respect to 606,098 shares, 3,459 shares, 1,599 shares, and 3,701 shares, respectively. Each Oak Reporting Person disclaims the existence of a "group" and disclaims beneficial ownership of all shares of common stock or securities convertible into or exercisable for common stock other than any shares or other securities reported herein as being owned by it, him or her, as the case may be.

(13)
Based on information contained in a Schedule 13G filed with the SEC by Royce & Associates, LLC on January 19, 2016 with respect to holdings of Kratos common stock as of December 31, 2015.

(14)
Based on information contained in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2016 with respect to holdings of Kratos common stock as of December 31, 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Information about our equity compensation plans as of December 27, 2015 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	Weighted Average Exercise Price of Outstanding Options, and Rights(3)	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	2,979	$5.24	4,748	(4)
Equity Compensation Plans Not Approved by Stockholders(2)	534	$13.97	—

Total	3,513	$6.03	4,748

(1)
Includes the Herley Amended and Restated 2010 Stock Plan, Integral Amended and Restated 2008 Stock Incentive Plan, 1999 Stock Option Plan, 2005 Equity Incentive Plan, 2011 Equity Incentive Plan, 2014 Equity Incentive Plan, and the Purchase Plan.

(2)
Includes the 2000 Non-Statutory Stock Option Plan, 2005 Amended and Restated Digital Fusion, Inc. Equity Incentive Plan, and Digital Fusion Non-Plan Options. It also includes 385 thousand RSUs that were long-term retention inducement grants given to certain employees of Composite Engineering, Inc. ("CEI") who joined Kratos as a result of our acquisition of CEI in July 2012. The RSUs cliff vest on the fourth anniversary of the closing of the CEI acquisition or earlier upon the occurrence of certain events.

(3)
The weighted-average exercise price does not take into account approximately 1,497 thousand shares of common stock issuable upon vesting of outstanding stock awards from plans approved by stockholders and approximately 385 thousand shares of common stock issuable upon vesting of outstanding stock awards from plans not approved by stockholders, which have no exercise price.

(4)
Includes approximately 1,846 thousand shares reserved for issuance under the Purchase Plan. For the offering period ended December 31, 2015, 369 thousand shares were issued, and 1,477 thousand shares remain available for issuance under the Purchase Plan as of March 24, 2016.

        For more information regarding our equity compensation plans, see Note 10 to the audited financial statements included in our Form 10-K filed with the SEC on March 10, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities (the "Reporting Persons") to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 27, 2015 and the information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with Section 16(a) during the 2015 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 4820 Eastgate Mall, Suite 200, San Diego, California 92121 or call Investor Relations at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2017 proxy statement, a stockholder's proposal must be received by us no later than December 9, 2016 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 9, 2016 will be considered untimely, and will not be included in our proxy materials for our 2017 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

        Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date on which we first mailed our notice of the meeting for the previous year's annual meeting of stockholders, or not later than the tenth day following the date on which we mail the notice of meeting for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, or in the event of a special meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2017 annual meeting, such a proposal must be received by the Company not later than the close of business on December 9, 2016.

        While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2017 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

ANNUAL REPORT

        Our 2015 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2015 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Eric DeMarco
April 7, 2016	President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 4820 EASTGATE MALL, SUITE 200 SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN  THIS  PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

01	Scott Anderson	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

02 03	Bandel Carano Eric DeMarco	☐ ☐	☐ ☐	☐ ☐	2 To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2016.		☐	☐	☐

04	William Hoglund	☐	☐	☐	3 An advisory vote to approve the compensation of our named executive officers.		☐	☐	☐

05 06	Scot Jarvis Jane Judd	☐ ☐	☐ ☐	☐ ☐	NOTE: In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
07	Samuel Liberatore	☐	☐	☐

08	Amy Zegart	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Annual Meeting of Stockholders

May 19, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10K is/are available at www.proxyvote.com.
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Kratos Defense & Security Solutions, Inc. This proxy is solicited by the Board of Directors

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016

The undersigned hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Kratos Defense & Security Solutions, Inc. (Kratos) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Kratos to be held at the Irvine Amenities Center located at 9540 Towne Center Drive, Suite 175, San Diego, CA 92121 on May 19, 2016 at 9:00 A.M. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States. Continued and to be signed on reverse side

QuickLinks

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 4820 EASTGATE MALL, SUITE 200 SAN DIEGO, CA 92121 (858) 812-7300
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 19, 2016
2016 PROXY SUMMARY
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016
CORPORATE GOVERNANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Compensation Peer Group for 2015
2015 Chief Executive Officer Target Compensation Mix
2015 Other Named Executive Officer Target Compensation Mix
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF PROXY MATERIALS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS